Exhibit 4.3

BROOKFIELD ASSET MANAGEMENT INC.

and

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

Rights Agent

RIGHTS AGREEMENT

Dated as of ●, 2021

-i-

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is dated as of ●, 2021 between Brookfield Asset Management Inc., a corporation organized under the laws of Ontario, Canada (“BAM”), Brookfield Asset Management Reinsurance Partners Ltd., an exempted company limited by shares existing under the laws of Bermuda (the “Company”) and Wilmington Trust, National Association (the “Rights Agent”).

WHEREAS, BAM has agreed to distribute class A exchangeable limited voting shares of the Company (the “Class A Shares”) to the holders of class A limited voting shares of BAM (the “BAM Shares”) and class B limited voting shares of BAM pursuant to a special dividend (the “Special Dividend”);

WHEREAS, the dividend date of the Special Dividend is expected to occur on or before ●, 2021 (the “Dividend Date”);

WHEREAS, pursuant to the terms of the Company’s Bye-Laws, each Class A Shareholder will have an Exchange Right to require BAM to exchange all or a portion of the Class A Shares held by such Class A Shareholder (such Class A Shares being hereafter referred to as “Subject Class A Shares” and such exchanging Class A Shareholder, the “Exchanging Class A Shareholder”) for the BAM Shares Amount or the Cash Amount in accordance with the terms and conditions of the Company’s Bye-Laws;

WHEREAS, BAM wishes, in its sole and absolute discretion (including by means of a standing resolution adopted by the board of directors of BAM, which may be amended or withdrawn at any time) to satisfy the Exchange Right obligation and acquire the Subject Class A Shares from such Exchanging Class A Shareholder in exchange for the BAM Shares Amount or the Cash Amount, in accordance with the terms and conditions of the Company’s Bye-Laws and this Agreement;

WHEREAS, the Rights Agent desires to serve as agent for the Class A Shareholders with respect to the administration of the Exchange Right pursuant to this Agreement; and

WHEREAS, BAM and the Rights Agent desire to set forth their rights and obligations with respect to the Exchange Right and the delivery of the BAM Shares Amount or the Cash Amount, in each case at BAM’s sole election, in satisfaction of the Exchange Right.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.    Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

“Administration Agreement” means the administrative services agreement to be entered into between BAM and the Company as of the Dividend Date.

“Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, including, for the avoidance of doubt, any future Affiliates.

“Agreement” shall have the meaning set forth in the recitals.

“BAM” shall have the meaning set forth in the recitals.

“BAM Shares” shall have the meaning set forth in the recitals.

“BAM Shares Amount” shall have the meaning as provided in the Company’s Bye-Laws.

“Brookfield” means BAM, its subsidiaries and controlled companies and any investment fund sponsored, managed or controlled by Brookfield Asset Management or its subsidiaries, and does not, for greater certainty, include the Company and the Company’s subsidiaries or Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and its subsidiaries.

“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York, Toronto, Ontario or Hamilton, Bermuda are authorized or obligated by law or executive order to close.

“Cash Amount” shall have the meaning as provided in the Company’s Bye-Laws.

“Cash Collateral Account” shall have the meaning set forth in Section 10(b) of this Agreement.

“Class A Shareholder” shall mean any registered holder of at least one Class A Share.

“Class A Shares” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the recitals.

“Company’s Bye-Laws” shall mean the Amended and Restated Bye-Laws of the Company substantially in the form attached hereto as Exhibit A, as amended from time to time following the Dividend Date in accordance with their terms.

“Dividend Date” shall have the meaning set forth in the recitals, and BAM shall notify the Rights Agent in writing immediately following the determination of such date.

“DTC” means The Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Right” shall have the meaning as provided in the Company’s Bye-Laws.

“Exchanging Class A Shareholder” shall have the meaning set forth in the recitals.

“Investments” shall have the meaning set forth in Section 10(c) of this Agreement.

“Notice of Exchange” shall have the meaning as provided in the Company’s Bye-Laws.

“Participant” means, with respect to a Depositary, a Person who has an account with the Depositary.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Reserve” shall have the meaning set forth in Section 10(b) of this Agreement.

“Rights Agent” shall have the meaning set forth in the recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Special Dividend” shall have the meaning set forth in the recitals.

“Specified Exchange Date” shall have the meaning as provided in the Company’s Bye-Laws.

“Subject Class A Shares” shall have the meaning set forth in the recitals.

Section 2.    Appointment of Rights Agent.

The Rights Agent is hereby appointed to act as agent for each holder of the Exchange Right in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The obligations of the Rights Agent hereunder shall become effective as of the Dividend Date. The Rights Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document (including, without limitation, the Company’s Bye-Laws or the Class A Shares) other than this Agreement, except to the extent that defined terms set forth in the Company’s Bye-Laws are expressly incorporated herein, whether or not an original or a copy of such agreement, instrument, or document has been provided to the Rights Agent; and the Rights Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. Except to the extent that defined terms set forth in the Company’s Bye-Laws are expressly incorporated herein, references in this Agreement to any other agreement, instrument, or document are for the convenience of the parties and the Rights Agent has no duties or obligations with respect thereto.

Section 3.    Exchange Rights.

(a)    The Exchange Rights are a part of the terms of the Class A Shares and shall not be transferred or assigned separate or apart from the Class A Shares. The Exchange Rights shall not be separately evidenced. Any sale, transfer, assignment or other disposition of a Class A Share shall also constitute the sale, transfer, assignment or other disposition of the Exchange Right associated with such Class A Share.

(b)    Until this Agreement is terminated in accordance with its terms, physical certificates for Class A Shares, if any, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to the Exchange Rights as set forth in a Rights Agreement between Brookfield Asset Management Inc., Brookfield Asset Management Reinsurance Partners Ltd. and Wilmington Trust, National Association, as Rights Agent, dated as of ●, 2021, as it may from time to time be amended or supplemented pursuant to its terms (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. The Exchange Rights are a part of the terms of the Class A Shares and shall not be transferred or assigned separate or apart from the Class A Shares.

Notwithstanding this Section 3(b), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Exchange Rights.

Section 4.    Satisfaction of Exchange Rights.

(a)    BAM hereby agrees to satisfy, or cause to be satisfied, its obligations with respect to the Exchange Right contained in the Company’s Bye-Laws in accordance with the terms thereof and the terms of this Agreement.

(b)    In accordance with the Company’s Bye-Laws, BAM will, on or prior to the Specified Exchange Date, deliver or cause to be delivered the BAM Shares Amount or Cash Amount to the Exchanging Class A Shareholder.

(c)    In the event that, in connection with any Subject Class A Share, BAM has not satisfied its obligation under the Company’s Bye-Laws to deliver the BAM Shares Amount or Cash Amount within ten (10) Business Days after the Specified Exchange Date, the holder of the Subject Class A Shares or the Rights Agent, on behalf and at the written direction of a holder of the Subject Class A Shares that also provides the Rights Agent with the unsatisfied Notice of Exchange previously submitted in accordance the Company’s Bye-Laws, without the consent of any other holder of Class A Shares, shall have the right, pursuant to this Agreement, to institute and maintain any suit, action or proceeding against BAM in any court of competent jurisdiction to enforce, or otherwise act in respect of, the obligations of BAM to exchange the Subject Class A Shares for the BAM Shares Amount or the Cash Amount, plus unpaid distributions. The Rights Agent may engage one or more co-agents in connection with instituting or maintaining any such action.

(d)    The obligation to satisfy the Exchange Right or otherwise pursuant to this Agreement is the obligation of BAM, and the Company has no obligation to deliver BAM Shares or the Cash Amount, to deliver any unpaid distributions, or to cause BAM to do so.

Section 5.    Exercise of Rights.

BAM shall cause the BAM Shares Amount delivered to any Exchanging Class A Shareholder pursuant to Section 4(a) to be delivered to or upon the order of the Exchanging Class A Shareholder, registered in such name or names as such Exchanging Class A Shareholder held such Subject Class A Shares (all as set forth in the Notice of Exchange).

Section 6.    Confirmation Procedures.

(a)    If the BAM Shares Amount or the Cash Amount to be delivered pursuant to Section 4 above is to be delivered in a name other than that in which the Subject Class A Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the BAM Shares Amount or the Cash Amount may be delivered to a Person other than the Person in whose name the Subject Class A Shares so surrendered are registered in the stock transfer books or ledger of the Company only if such Subject Class A Shares are properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such delivery has paid to BAM (or any agent designated by BAM) any transfer taxes reasonably expected to be required by reason of the payment of the BAM Shares Amount or the Cash Amount to a Person other than the registered holder of such Subject Class A Shares, or established to the reasonable satisfaction of BAM (or any agent designated by BAM) that such transfer taxes have been paid or are otherwise not payable. Upon satisfaction of the condition in the immediately preceding sentence, BAM shall deliver such BAM Shares Amount or Cash Amount to such other Person.

(b)    All Subject Class A Shares shall be delivered free and clear of all liens, claims and encumbrances whatsoever, and should any such liens, claims and encumbrances exist or arise with respect to such Subject Class A Shares, the Exchanging Class A Shareholder shall not be entitled to exercise its Exchange Rights with respect to such Subject Class A Shares. Each Exchanging Class A Shareholder will pay to BAM the amount of any tax withholding due upon the exchange of Subject Class A Shares pursuant to this Agreement and, in the event BAM elects to acquire some or all of the Subject Class A Shares from the Exchanging Class A Shareholder in exchange for the Cash Amount in accordance with Section 4, will authorize BAM to retain such portion of the Cash Amount as BAM reasonably determines is necessary to satisfy its tax withholding obligations. In the event BAM elects to acquire some or all of the Subject Class A Shares from the Exchanging Class A Shareholder in exchange for the BAM Shares Amount, BAM may elect to either satisfy the amount of any tax withholding due upon the exchange of Subject Class A Shares by retaining BAM Shares with a fair market value, as reasonably determined by BAM in good faith, equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by BAM, which amounts shall be treated as a loan by BAM to the Exchanging Class A Shareholder, in each case, unless the Exchanging Class A Shareholder, at the Exchanging Class A Shareholder’s election, has paid or has made arrangements satisfactory to BAM, in its sole discretion, to pay, the amount of any such tax withholding. BAM shall notify the Exchanging Class A Shareholder within three (3) Business Days following the date of the receipt of the Notice of Exchange of BAM’s good faith estimate of the amount of any tax withholding due upon the exchange of the Subject Class A Shares subject to such Notice of Exchange, provide the Exchanging Class A Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such withholding, and reasonably cooperate with the Exchanging Class A Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this Section 6(b); provided that any determination with respect to the withholding shall be made by BAM, in its sole discretion exercised in good faith. Notwithstanding anything to the contrary in this Section 6(b), in no event shall an Exchanging Class A Shareholder be subject to withholding both under the Company’s Bye-Laws and under this Section 6(b), and any amounts paid or withheld with respect to a Subject Class A Share pursuant to the Company’s Bye-Laws shall be credited against and deemed to satisfy the Exchanging Class A Shareholder’s withholding obligation pursuant to this Section 6(b).

Section 7.    BAM Shares Record Date.

Each former Exchanging Class A Shareholder who receives the BAM Shares Amount upon the exercise of the Exchange Right with respect to any Subject Class A Share pursuant to this Agreement shall for all purposes be deemed to have become the owner of the BAM Shares representing the BAM Shares Amount for which the Exchange Right with respect to such Subject Class A Share is exercisable as of the date upon which such Class A Shareholder’s Subject Class A Share is duly surrendered in accordance with this Agreement. Prior to such Class A Shareholder’s surrender of such Subject Class A Share in accordance with this Agreement and the Company’s Bye-Laws, the Class A Shareholder shall not be entitled to any rights of a holder of such BAM Shares for which the Exchange Right with respect to such Subject Class A Share shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of BAM with respect to such BAM Shares. For the avoidance of doubt, any Class A Shareholder who receives the Cash Amount in satisfaction of the Exchange Right with respect to any Class A Share pursuant to this Agreement and the Company’s Bye-Laws shall not be entitled to any rights of a holder of BAM Shares at any time with respect to the BAM Shares for which the Exchange Right with respect to such Subject Class A Share was exercisable prior to the receipt of such Cash Amount.

Section 8.    Concerning BAM.

(a)    BAM agrees that its obligations hereunder shall in no way be terminated, affected or impaired by reason of (a) the assertion by any Class A Shareholder of any rights or remedies which it may have under or with respect to this Agreement or against any Person obligated hereunder, (b) any Class A Shareholder’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy such Class A Shareholder may have hereunder, (c) any change in the structure or ownership of the Company, (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, BAM or any other Person, (e) the existence of any claim, set-off or other right that BAM may have at any time against the Company or any of its respective Affiliates, whether in connection with the Exchange Right or otherwise; (f) the validity or enforceability of the Exchange Right; or (g) any other circumstance whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of BAM with respect to the Exchange Right, in bankruptcy or any other instance, other than as provided herein.

(b)    BAM hereby unconditionally waives any rights that it may now have or hereafter acquire against the Company or its subsidiaries that arise from the existence, payment, performance, or enforcement of BAM’s obligations under or in respect of this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification.

(c)    BAM hereby represents and warrants that:

(i)    the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action, and do not contravene any provision of BAM’s organizational documents or any applicable law, order, judgment or contractual restriction binding on BAM or its assets;

(ii)    all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this Agreement by BAM have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental entity is required in connection with the execution, delivery or performance of this Agreement;

(iii)    this Agreement constitutes a legal, valid and binding obligation of the BAM enforceable against BAM in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(iv)    as of the date hereof, BAM has the financial capacity to pay and perform its obligations under this Agreement.

Section 9.    Rights of Action.

All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 10 hereof, are vested in the Class A Shareholders; and any Class A Shareholder may, without the consent of the Rights Agent or of any other Class A Shareholder, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against BAM to enforce, or otherwise act in respect of, such holder’s right to exercise the Exchange Right and the Class A Shareholders’ rights under this Agreement, in each case in the manner provided in the Company’s Bye-Laws and in this Agreement. Without limiting the foregoing or any remedies available to the Class A Shareholders, it is specifically acknowledged that the Class A Shareholders would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. BAM agrees to pay all expenses, including all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel), actually paid or incurred by such Class A Shareholder in enforcing any of such Class A Shareholder’s rights hereunder or otherwise relating to any litigation or other proceeding brought by such Class A Shareholder to enforce such Class A Shareholder’s rights hereunder, if such Class A Shareholder prevails in such litigation or proceeding.

Section 10.    Concerning the Rights Agent.

(a)    BAM agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with Exhibit C attached hereto and, from time to time, on demand of the Rights Agent, its reasonable and documented out-of-pocket expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. BAM also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability in connection therewith. The indemnification provided for hereunder shall survive the expiration of the Exchange Rights and the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by BAM.

(b)    Without limiting the generality of Section 10(a), BAM hereby further agrees that so long as this Agreement has not been terminated in accordance with its terms, it will deposit and maintain at all times in a cash collateral account (a “Cash Collateral Account”) with the Rights Agent an amount equal to $500,000.00 (the “Reserve”). As security for the obligations of the Rights Agent under Section 4(c) of this Agreement, BAM hereby irrevocably assigns and pledges to the Rights Agent, and hereby grants to the Rights Agent, all cash from time to time deposited into the Cash Collateral Account, all Investments (as defined in Section 10(c) hereof) and certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account; provided that the Rights Agent shall be entitled to be compensated out of the Reserve only (i) for reasonable and documented fees and out-of-pocket expenses and counsel fees incurred by the Rights Agent to enforce the provisions of Section 4(c) (including, without limitation, any and all fees and expenses set forth on Exhibit C attached hereto to the extent not promptly paid by BAM) of this Agreement and (ii) after the Rights Agent makes a written demand to BAM for payment for the fees and expenses contemplated by Section 10(b)(i) and BAM fails to pay such expenses and fees for thirty (30) days following the date of such request. So long as this Agreement has not been terminated in accordance with its terms and subject to Section 10(c), cash, Investments, security entitlements or other investments held or carried in the Cash Collateral Account shall not be available for use by BAM. If at any time the Reserve balance drops below $500,000.00, BAM will, within five (5) Business Days, deposit cash into the Cash Collateral Account in immediately available funds to bring the Reserve balance back to $500,000.00.

(c)    If requested by BAM, the Rights Agent will, from time to time, (a) invest amounts on deposit in the Cash Collateral Account in such deposits, commercial paper and securities (the “Investments”) as BAM may select and the Rights Agent may approve in its reasonable discretion and (b) invest interest or dividends paid on the Investments and reinvest other proceeds of such Investments which may mature or be sold in new deposits, commercial paper or securities as BAM may select and the Rights Agent may approve in its discretion. Interest and proceeds which are not invested or reinvested shall be deposited and held in the Cash Collateral Account; provided that BAM may at any time or from time to time request release of such interest and proceeds.

(d)    The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it, in good faith, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of legal counsel to the Rights Agent (who may be an employee of the Rights Agent or outside legal counsel for the Rights Agent). Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

Section 11.    Merger or Consolidation or Change of Name of Rights Agent.

Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 13 hereof. The acquisition of substantially all of the Rights Agent’s assets employed in the exercise of corporate trust powers shall be deemed to be a merger or consolidation for purposes of this Section 11.

Section 12.    Duties of Rights Agent.

The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement which shall be deemed purely ministerial in nature and no implied duties or obligations shall be read into this Agreement against the Rights Agent. Under no circumstances will the Rights Agent be deemed to be a fiduciary to BAM, the Company, any Class A Shareholder or any other person under this Agreement. The Rights Agent will not be responsible or liable for the failure of BAM, the Company, any transfer agent, any Class A Shareholder or any other person to perform in accordance with this Agreement. The Rights Agent shall perform those duties and obligations upon the following terms and conditions:

(a)    Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be an employee of the Rights Agent or outside legal counsel for the Rights Agent), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an authorized signatory of BAM identified in Exhibit B-1 attached hereto and/or the Company identified in Exhibit B-2 (which exhibit may be updated by BAM and/or the Company from time to time in BAM’s and/or the Company’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)    The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. The Rights Agent shall not be liable, directly or indirectly, for any special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Company’s Bye-Laws or be required to verify the same.

(e)    The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent); nor shall it be responsible for any breach by BAM of any covenant or condition contained in this Agreement; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any BAM Shares to be issued pursuant to this Agreement or as to whether any BAM Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)    BAM agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept (and shall be entitled to conclusively and exclusively rely upon, without further inquiry) instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be one of the authorized signatories of BAM and the Company listed on Exhibit B-1 and Exhibit B-2, respectively, attached hereto (which exhibit may be updated by BAM and the Company from time to time in BAM’s and the Company’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect), and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Without limiting the generality of the foregoing, whenever the Rights Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or in the event that the Rights Agent is unsure as to the application of any provision of this Agreement or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination or discretion by the Rights Agent or is silent or is incomplete as to the course of action that the Rights Agent is required to take with respect to a particular set of facts, the Rights Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to BAM requesting instruction as to the course of action to be adopted, and to the extent the Rights Agent acts in good faith in accordance with any written instructions received from BAM the Rights Agent shall not be liable on account of such action to any person. If the Rights Agent shall not have received appropriate instruction within ten (10) days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it shall be entitled to take no action and shall give prompt written notice of its decision not to take action to BAM, to the Company, and to any Exchanging Class A Shareholder that may be affected by such decision not to take action. Any application by the Rights Agent for written instructions from BAM may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received, in response to such application, written instructions with respect to the proposed action or omission specifying a different action to be taken or omitted.

(h)    To the extent permitted by applicable law, the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Class A Shares or other securities of the Company or become pecuniarily interested in any transaction in which BAM or the Company may be interested, or contract with or lend money to BAM or the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for BAM, the Company or for any other Person.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to BAM or the Class A Shareholders resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability (other than expenses and overhead incurred in the ordinary course by the Rights Agent’s performance under this Agreement) in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)    The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination under this Agreement unless and until the Rights Agent shall be specifically notified in writing by an Exchanging Class A Shareholder of such fact, event or determination.

(l)    The Rights Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Rights Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(m)    The Rights Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder in accordance with the terms of this Agreement and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Rights Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(n)    Unless subject to reimbursement by BAM pursuant to Section 10(a), Section 10(b) or reasonably necessary in order for the Rights Agent to perform its express obligations hereunder in accordance herewith, notwithstanding anything contained herein or elsewhere to the contrary, the Rights Agent shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (x) require the Rights Agent in its individual capacity to obtain the consent, approval, authorization or order of or the giving of notice to, or the registration with, or taking of any action in respect of, any state or other governmental authority or agency other than the State of Delaware; (y) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware becoming payable by the Rights Agent in its individual capacity, or (z) subject the Rights Agent in its individual capacity to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Rights Agent contemplated hereby.

(o)    The right of the Rights Agent to perform any discretionary act (if any) enumerated in this Agreement shall not be construed as a duty (including, without limitation, the right to institute and maintain any suit, action or proceeding against BAM under Section 4(c) of this Agreement).

(p)    Prior to taking any action in accordance with Section 4(c) of this Agreement, the Rights Agent shall be entitled to request and receive written instructions from the applicable holder of the Subject Class A Shares, and the Rights Agent shall have no liability for any action taken by the Rights Agent in accordance with any written instructions received from such holder.

Section 13.    Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to BAM and the Company. BAM may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, either (i) mailed to the Rights Agent or successor Rights Agent, as the case may be, by registered or certified mail or (ii) sent to the Rights Agent or successor Rights Agent, as the case may be, via email (with receipt confirmed). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, BAM shall appoint a successor to the Rights Agent. If BAM shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a Class A Shareholder, then any Class A Shareholder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by BAM or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment BAM shall file notice thereof in writing with the predecessor Rights Agent and the Company. Failure to give any notice provided for in this Section 13, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 14.    Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by any Exchanging Class A Shareholder, other Class A Shareholder, or other holder of an Exchange Right, to or on BAM shall be sufficiently given or made if sent by first-class mail, postage prepaid or sent via email, addressed (until another address is filed in writing with the Rights Agent) as follows:

Brookfield Asset Management Inc.

Brookfield Place, Suite 300

181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada M5J 2T3

Attention: Chief Legal Officer

Email address: [●]

and

Brookfield Asset Management Reinsurance Partners Ltd.

73 Front Street, 5th Floor

Hamilton HM 12 Bermuda

Attention: Company Secretary

Email address: [●]

Subject to the provisions of Section 13 hereof, any notice or demand authorized by this Agreement to be given or made by BAM or by any Exchanging Class A Shareholder, other Class A Shareholder, or other holder of an Exchange Right to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail or sent via email and shall be deemed given upon receipt and, addressed (until another address is filed in writing with BAM) as follows:

Wilmington Trust, National Association

Attn: Robert L. Reynolds

246 Goose Lane, Suite 105

Guilford, CT 06437

Phone: (203) 453-1318

Fax: (203) 453-1183

Email address: rlreynolds@wilmingtontrust.com

Notices or demands authorized by this Agreement to be given or made by BAM, the Company or the Rights Agent to any Class A Shareholder shall be sufficiently given or made if sent by first-class mail, postage prepaid or sent via email (with receipt confirmed), addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent for the Class A Shares.

Section 15.    Supplements and Amendments.

BAM may not materially amend, modify or alter this Agreement or repeal, terminate or waive any rights under this Agreement. Notwithstanding the immediately preceding sentence and with the consent of the Company, which consent may not be unreasonably withheld, BAM may from time to time, and the Rights Agent shall, if BAM so directs, supplement or amend this Agreement without the approval of any Class A Shareholder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to make modifications necessary to reflect changes in applicable law, including, without limitation, tax law, or to make any other change, in each case, provided that such change, amendment, modification or supplementation does not adversely affect any Class A Shareholder, the Company or its rights hereunder in any respect.

Any supplement or amendment authorized by this Section 15 shall be evidenced by a writing signed by BAM, the Company and the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent. In executing any amendment or supplement contemplated hereby, the Rights Agent shall be provided with, and shall be entitled to conclusively and exclusively rely upon, an opinion of counsel (which may be counsel to BAM or the Company) stating that the execution of such amendment or supplement is authorized or permitted by this Agreement and all conditions precedent to the execution and delivery thereof have been duly satisfied or waived.

Section 16.    Successors.

All the covenants and provisions of this Agreement by or for the benefit of BAM, the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 17.    Benefits of this Agreement; Third Party Beneficiaries.

Nothing in this Agreement shall be construed to give to any Person other than BAM, the Company and the Rights Agent any legal or equitable right, remedy or claim under this Agreement. Notwithstanding the preceding sentence, BAM, the Company and the Rights Agent expressly acknowledge and agree that each Class A Shareholder is a third party beneficiary of this Agreement and that each Class A Shareholder shall have the full right to enforce this Agreement in accordance with its terms as if it were a signatory hereto.

Section 18.    Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 19.    Governing Law; Forum Selection.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each party to this Agreement irrevocably and unconditionally agrees that any action suit or proceeding arising out of this Agreement, and all the rights and obligations governed by this Agreement, including the rights of the Class A Shareholders in accordance with Section 4 and Section 9, shall be brought and determined exclusively in the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. No action, suit or proceeding relating thereto shall be commenced in any other court. Service of any process, summons, notice or document if delivered or made pursuant to Section 14 shall be effective service of process for any action, suit or proceeding. Each party to this Agreement hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the aforementioned courts and hereby further irrevocably and unconditionally waives all claims, and agrees not to plead or claim in any such court, that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 20.    Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 21.    Descriptive Headings.

The table of contents and descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 22.    Term

This Agreement shall have a perpetual term and will terminate automatically on the earlier of such time as (i) no Class A Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class A Shares) are held by any person other than Brookfield and (ii) there is an amendment to the terms of the Class A Shares that eliminates the right of the holders to exchange the Class A Shares for the BAM Shares Amount or the Cash Amount (plus unpaid distributions).

Section 23.    No Waiver; Cumulative Rights.

No failure on the part of any Class A Shareholder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Class A Shareholder of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder by such Class A Shareholder or any other Class A Shareholder. Each and every right, remedy and power hereby granted to the Class A Shareholders shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by any Class A Shareholder at any time or from time to time.

Section 24.    Fractional Shares.

Class A Shareholders holding a number of Subject Class A Shares which would entitle such holders to receive less than one whole BAM Share pursuant to this Agreement shall receive cash in lieu of fractional shares. Fractional BAM Shares shall not be distributed to Class A Shareholders or credited to book-entry accounts. With respect to any delivery of BAM Shares to a Class A Shareholder under this Agreement, BAM shall promptly instruct the transfer agent for the BAM Shares to, as soon as practicable, (a) determine the number of whole BAM Shares and fractional BAM Shares allocable to each holder of record or beneficial owner of Class A Shares entitled to receive BAM Shares at such time, (b) aggregate all such fractional shares into whole BAM Shares and sell the whole BAM Shares obtained thereby in open market transactions, in each case, at then-prevailing trading prices on behalf of holders who would otherwise be entitled to fractional BAM Shares, and (c) distribute to each such holder, or for the benefit of each such beneficial owner, such holder or owner’s ratable share of the net proceeds of such sale, based upon the average gross selling price per BAM Share after making appropriate deductions for any amount required to be withheld for tax purposes and any brokerage fees incurred in connection with these sales of fractional BAM Shares. Neither BAM, the Company nor the Rights Agent will guarantee any minimum sale price for the fractional BAM Shares. Neither BAM nor the Rights Agent will pay any interest on the proceeds from the sale of fractional BAM Shares. The transfer agent of the BAM Shares acting on behalf of the applicable party will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional BAM Shares and to determine when, how and at what price to sell such shares, provided that neither the transfer agent nor the broker-dealers through which the aggregated fractional BAM Shares are sold shall be Affiliates of BAM.

Section 25.    Book Entry.

Reference in this Agreement to certificates for Class A Shares or BAM Shares shall include, in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the Class A Shares or BAM Shares, as applicable. Any legend required to be placed on any certificates for Class A Shares or BAM Shares may instead be included on any book-entry confirmation or notification to the registered holder of such Class A Shares or BAM Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

Brookfield Asset Management Inc.

By:
Name:
Title:

Brookfield Asset Management Reinsurance Partners Ltd.

By:
Name:
Title:

Wilmington Trust, National Association as Rights Agent

By:
Name:
Title:

[Signature Page to Rights Agreement]

EXHIBIT A

Form of the Company’s Bye-Laws

AMENDED AND RESTATED BYE-LAWS

OF

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of Brookfield Asset Management Reinsurance Partners Ltd. (Company) adopted by the Shareholder(s) of the Company on ∎, 2021.

________________________________

Director

Brookfield Asset Management Reinsurance Partners Ltd.

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

AMENDED AND RESTATED BYE-LAWS OF BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

SECRETARY AND RESIDENT REPRESENTATIVE	30

THE SEAL	30

DIVIDENDS AND OTHER PAYMENTS	31

RESERVES	32

CAPITALISATION OF PROFITS	33

RECORD DATES	33

ACCOUNTING RECORDS	34

AUDIT	34

SERVICE OF NOTICES AND OTHER DOCUMENTS	35

DESTRUCTION OF DOCUMENTS	36

WINDING UP	37

INDEMNITY AND INSURANCE	38

AMALGAMATION AND MERGER	39

CONTINUATION	39

ALTERATION OF BYE-LAWS	40

UNTRACED SHAREHOLDERS	40

FORUM SELECTION	41

AMENDED AND RESTATED BYE–LAWS

OF

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

(Adopted by a Resolution dated ∎, 2021)

DEFINITIONS AND INTERPRETATION

1.	In these Bye-Laws, unless the context otherwise requires:

Auditor: the person or firm for the time being appointed as auditor of the Company;

Bermuda: the Islands of Bermuda;

Board: the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Act and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Class A Shares: the class A exchangeable limited voting shares, par value US$40.00 per share, in the capital of the Company;

Class B Shares: the class B limited voting shares, par value US$40.00 per share, in the capital of the Company;

Class C Shares: the class C non-voting shares, par value US$1.00 per share, in the capital of the Company;

clear days: in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

Companies Act: the Companies Act 1981 of Bermuda, as may be amended;

Company: Brookfield Asset Management Reinsurance Partners Ltd., a company incorporated in Bermuda on December 16, 2020;

Director: any person duly elected or appointed as a director of the Company and any person occupying the position of director of the Company by whatever name called;

Electronic Record: has the same meaning as in the Electronic Transactions Act 1999;

Foreign Action: has the meaning as set out in Bye-Law 174;

Indemnified Person: any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, administrators, personal representatives or successors or assigns;

1 of 42

Junior Preferred Shares: the class A junior preferred shares, par value US$25.00 per share, and the class B junior preferred shares, par value C$25.00 per share, in the capital of the Company;

Officer: a person appointed by the Board to hold an office in the Company pursuant to these Bye-Laws but shall not include the Auditor;

outstanding: when used to describe a share, means a share that is issued but not held by the Company as a treasury share;

paid up: paid up or credited as paid up;

Preferred Shares: the Senior Preferred Shares and the Junior Preferred Shares;

Register: the Register of Shareholders of the Company maintained by the Company in Bermuda;

Registered Office: the registered office for the time being of the Company in Bermuda;

Resident Representative: (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

Resolution: a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of Shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws; for greater certainty, for so long as the Class A Shares and Class B Shares are outstanding, all references to a Resolution in these bye-laws shall mean a resolution passed in accordance with Bye-Law 60;

Seal: the common seal of the Company (if any) and includes every authorised duplicate seal;

Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;

Senior Preferred Shares: the class A senior preferred shares, par value US$25.00 per share, and the class B senior preferred shares, par value C$25.00 per share, in the capital of the Company;

2 of 42

share: a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock;

Shareholder: the person registered in the Register as the holder of shares;

Specified Place: the place, if any, specified in the notice of any meeting of the Shareholders, or adjourned meeting of the Shareholders, at which the chairman of the meeting shall preside;

Subsidiary and Holding Company: have the same meanings as in section 86 of the Companies Act, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere; and

these Bye-Laws: the amended and restated bye-laws of the Company in their present form.

1.1

For the purposes of these Bye-Laws, a corporation which is a Shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Act, its authorised representative(s) is/are present.

1.2	Words importing the singular number include the plural number and vice versa.

1.3	Words importing the masculine gender include the feminine gender.

1.4	Words importing persons include any company or association or body of persons, whether corporate or unincorporated and natural persons.

1.5	Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.6	Unless the context otherwise requires, words and expressions defined in the Companies Act bear the same meanings in these Bye-Laws.

1.7	Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

1.8

A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an Electronic Record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

3 of 42

1.9

A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an Electronic Record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.11	In these Bye-Laws:

(a)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)

the word Board in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;

(c)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

(d)

except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.	The authorised share capital of the Company at the date of adoption of these Bye-Laws is:

(a)	1,000,000,000 Class A Shares, par value of US$40.00 per share;

(b)	500,000 Class B Shares, par value of US$40.00 per share;

4 of 42

(c)	1,000,000,000 Class C Shares, par value of US$1.00 per share;

(d)	1,000,000,000 Class A Junior Preferred Shares (issuable in series) having a par value of US$25.00 per share;

(e)	1,000,000,000 Class B Junior Preferred Shares (issuable in series) having a par value of C$25.00;

(f)	100,000,000 Class A Senior Preferred Shares (issuable in series) having a par value of US$25.00 per share; and

(g)	100,000,000 Class B Senior Preferred Shares (issuable in series) having a par value of C$25.00 per share.

4.

The Class A Shares, the Class B Shares, the Class C Shares, the Junior Preferred Shares and the Senior Preferred Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the rights as set forth on Schedule A hereto.

5.

The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

6.

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, and may be cancelled or may be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act. If the acquired shares are not cancelled, the Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

5 of 42

MODIFICATION OF RIGHTS

7.

Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the sanction of a Resolution.

8.

For the purposes of Bye-Law 7, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)	the creation or issue of further shares ranking pari passu with them;

(b)	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

(c)	the purchase or redemption by the Company of any of its own shares.

SHARES

9.

Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10.

Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

11.

The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

12.

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6 of 42

13.	Notwithstanding anything to the contrary in these Bye-Laws, for as long as the Class A Shares are listed on The Toronto Stock Exchange or the New York Stock Exchange:

(a)

the Board may only issue shares as non-assessable and after the consideration for each share is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money; and

(b)

Directors who vote for or consent to a resolution authorizing the issue of any share(s) pursuant to these Bye-Laws for consideration other than money are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money on the date of the resolution.

CERTIFICATES

14.

No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

15.

If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

16.

All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates.    If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

7 of 42

17.

Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with the Companies Act or the regulations made from time to time in this regard thereunder, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with the Companies Act or the regulations thereunder.

REGISTER OF SHAREHOLDERS

18.

The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Act.

19.

The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 12.

REGISTER OF DIRECTORS AND OFFICERS

20.

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) in Bermuda on every working day.

TRANSFER OF SHARES

21.

Subject to the Companies Act and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

8 of 42

22.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share,

(c)	the instrument of transfer is in favour of less than five (5) persons jointly; and

(d)

it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

23.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 21 and 22.

24.	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

25.

A reasonable fee determined by the Board may be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

26.

Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and requirements of such exchange.

9 of 42

TRANSMISSION OF SHARES

27.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law 27, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law 27.

28.

Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29.

A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 27, 28 and 29.

10 of 42

INCREASE OF CAPITAL

31.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Board, with the sanction of a Resolution, shall prescribe.

32.

The Board may, with the sanction of a Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

33.	The new shares shall be subject to all the provisions of these Bye-Laws.

ALTERATION OF CAPITAL

34.	The Board may from time to time, and without the sanction of a Resolution:

(a)	divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)

subdivide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	make provision for the issue and allotment of shares which do not carry any voting rights.

35.	The Board may from time to time with the sanction of a Resolution:

(a)

cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)	change the currency denomination of its share capital.

36.

Where any difficulty arises in regard to any division, consolidation, or subdivision under Bye-Law 34, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

11 of 42

37.

Subject to the Companies Act and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

38.

Subject to the Companies Act, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Board may from time to time with the sanction of a Resolution authorise the reduction of the Company’s issued share capital or any share premium account in any manner.

39.

In relation to any such reduction, the Board may, with the sanction of a Resolution, determine the terms upon which such reduction is to be effected including (a) in the case of a reduction of part only of a class of shares, those shares to be affected, and (b) in the case of a reduction of capital that is not returned to the affected Shareholders, by crediting the contributed surplus account for the shares affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

40.

The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by Shareholders pursuant to the provisions of the Companies Act, convene general meetings other than annual general meetings, which shall be called special general meetings, at such time and place as the Board may appoint. Any annual or special general meeting may be held, in whole or in part, by telephonic or electronic means, including, without limitation, through the use of one or more of webcasting, telephone conference and/or other electronic means and a Shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

41.

Except in the case of the removal of Auditors or Directors, anything which may be done by resolution in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

12 of 42

42.

Notice of any resolution in writing to be made under Bye-Law 41 shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under Bye-Law 41 to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner that is required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

43.

The accidental omission to give notice, in accordance with Bye-Law 42, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

44.

For the purposes of Bye-Law 41, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with Bye-Law 41, a reference to such date.

45.

A resolution in writing made in accordance with Bye-Law 41 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with Bye-Law 41 shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

46.	All the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply to any separate general meeting of the holders of shares of any class.

NOTICE OF GENERAL MEETINGS

47.

An annual or special general meeting shall be called by not less than 21 clear days’ notice in writing, or, in each case, such other notice period as may be permitted by the Companies Act. The notice shall specify the day, time and location of the meeting (which may be held, in whole or in part, by telephonic or electronic means), and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

13 of 42

48.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

49.

A Shareholder present in person and each person holding a valid proxy at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

50.

The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 47.

PROCEEDINGS AT GENERAL MEETINGS

51.

No business shall be transacted at any general meeting unless a quorum is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, a quorum for the transaction of business at a meeting of Shareholders shall be two (2) persons present and each entitled to vote at the meeting.

52.

If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting Shareholders present in person and any persons holding a valid proxy who are entitled to vote at such meeting shall be a quorum.

53.

A meeting of the Shareholders or any class thereof may be held by means of such telephonic, electronic or other communication facilities (including without limiting the generality of the foregoing, by telephone, webcasting or video conferencing) as permit all person participating in the meeting to communicate which each other as is required to facilitate the proper conduct of the meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate with the persons present at the Specified Place, whether through the use of one or more of webcasting, telephone conference and/or other electronic means.

14 of 42

54.	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

(d)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

55.

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

56.

If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

57.

The Resident Representative, if any, upon giving the notice referred to in Bye-Law 47 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

58.

The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is unwilling to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act.

59.

The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or without assigning a day for such adjourned meeting) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or without assigning a day for such adjourned meeting) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned without a date being assigned for

15 of 42

such adjourned meeting, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, notice shall be given as for an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

60.

Except for any matter that only requires the approval of the holders of the Class C Shares as set out in Schedule “A” to these Bye-Laws and except for voting in respect of the election of Directors, all resolutions of shareholders must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

61.

Subject to Bye-Law 147 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person and each person holding a valid proxy at such meeting shall be entitled to vote on any question to be decided on a show of hands and each Shareholder present in person and each person holding a valid proxy at such meeting shall be entitled on a poll to vote for each share held by him.

62.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless (before or on the declaration of the result of the show of hands or count of votes received as Electronic Records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least three (3) Shareholders present in person or at least three (3) persons holding a valid proxy; or

(c)

any Shareholder(s) present in person or person(s) holding a valid proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

16 of 42

(d)

any Shareholder(s) present in person or person(s) holding a valid proxy and holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as Electronic Records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

63.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

64.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

65.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

66.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

67.	On a poll, votes may be cast either personally or by proxy.

68.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

69.

In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

17 of 42

70.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

71.

A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

72.

No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

73.	If:

(a)	any objection shall be raised to the qualification of any voter; or,

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or,

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

74.

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same.

18 of 42

75.

A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

76.

Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

77.

Notwithstanding Bye-Law 61, a Shareholder may appoint a proxy which may be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the Shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

78.

Subject to Bye-Laws 76 and 77, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

19 of 42

79.	Subject to Bye-Laws 61 and 62, the 64 decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

80.

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote by way of a poll or a show of hands on any resolution put to the meeting for which it is given as the proxyholder thinks fit, including where the person holding the proxy has conflicting instructions from more than one Shareholder. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

81.

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

82.

Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

APPOINTMENT AND REMOVAL OF DIRECTORS

83.

The Board shall consist of such number of directors being not less than four (4) directors and not more than eight (8) directors as the Board may by resolution from time to time determine, or such number in excess thereof as the Shareholders may determine, and provided that:

20 of 42

(a)	at least two (2) directors shall be residents of Bermuda;

(b)	no more than three (3) directors shall be resident in any one other country (aside from Bermuda);

(c)	no more than two (2) directors elected by holders of Class A Shares shall be resident in any one other country (aside from Bermuda);

(d)	no more than two (2) directors elected by holders of Class B Shares shall be resident in any one other country (aside from Bermuda); and

(e)	no director or employee of Brookfield Asset Management Inc. will be eligible to serve as a director elected by holders of Class A Shares.

84.

At the point of adoption of these Bye-Laws, the Board will consist of four (4) directors and the Board will have the authority, without the sanction of a Resolution, to appoint the remaining four (4) directors at any time prior to the first annual general meeting of the Company held following the date hereof. For so long as the Class A Shares and Class B Shares are both outstanding, one-half of the Board will be designated as directors designated for election by the Class A Shareholders and one-half of the Board will be designated as directors designated for election by the Class B Shareholders. Commencing with the first annual general meeting of the Company held following the date hereof and thereafter, the holders of Class A Shares will be entitled to elect the directors designated for election by the Class A Shareholders and constituting one-half of the Board, and the holders of Class B Shares will be entitled to elect the directors designated for election by the Class B Shareholders and constituting one-half of the Board.

85.

Each holder of shares of a class or series of shares of the Company entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

21 of 42

86.

Subject to Bye-Laws 87 and 88, upon resignation or termination of office of any Director, if a new Director shall be appointed to the Board he or she will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he or she replaces.

87.

If a Director elected by holders of the Class A Shares is removed from the Board, the holders of the Class A Shares may fill the vacancy at the meeting at which such Director is removed and if a Director elected by the holders of the Class B Shares is removed from the Board, the holders of Class B Shares may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

88.

Each Director shall (unless his or her office is vacated in accordance with these Bye-Laws) serve until the conclusion of the annual general meeting of the Company held in the calendar year following their appointment.

89.

Any Director retiring at an annual general meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he or she retires or (if earlier) until a resolution is passed at that meeting not to fill the vacancy or the resolution to re-appoint him or her is put to a vote at the meeting and is lost.

90.

If the Company, at the meeting at which a Director retires, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

91.

Any person who, at the close of business in Toronto, Ontario on the date of the giving of the notice provided for in Bye-Law 92 below, is entered in the Register as a holder of at least 5% of the issued and outstanding Class A Shares or who can demonstrate to the satisfaction of the Company, acting reasonably, that it beneficially owns at least 5% of the issued and outstanding Class A Shares may propose any person to be designated for election as a Director by the holders of the Class A Shares at the first annual general meeting of the Company following the date hereof.

92.

Where any person is proposed for election as a Director under Bye-Law 91, notice must be given not later than thirty (30) days prior to the date of the general meeting to the Company of the intention to propose him and of his willingness to serve as a Director (together with the information in respect of the person that would be required under applicable securities laws in respect of a dissident proxy circular and confirmation of the proposed nominee’s qualifications to serve as a Director under these Bye-laws, residency status, and status as independent or non-independent for audit committee purposes under applicable securities laws). The chairman of the general meeting shall have the power to determine whether any proposed nomination was made in accordance with the notice provisions of this Bye-Law 92 and, if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of the Shareholders. Notwithstanding the foregoing, the Board may, in its sole discretion waive any requirement of such notice provisions. For greater certainty, Bye-Laws 91 and 92 shall be applicable only in respect of the first annual general meeting of the Company following the date hereof and thereafter shall expire and have no force and effect.

22 of 42

93.

Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors provided that no person shall be elected who does not receive one or more affirmative votes, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

94.	No person shall be appointed a Director at any general meeting unless:

(a)	he or she is recommended by the Board;

(b)	in respect of the first annual general meeting of the Company following the date hereof, the provisions of Bye-Laws 91 and 92 are complied with; or

(c)	in respect of any general meeting other than the first annual general meeting, if he or she is elected in accordance with applicable law.

95.	Except as otherwise authorised by the Companies Act, the appointment of any person proposed as a Director shall be effected by a separate resolution.

96.

All Directors, upon election or appointment, except upon re-election or re-appointment at an annual general meeting, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

97.

Any Director may be removed as follows: (a) with respect to the Directors elected by holders of the Class A Shares, an affirmative vote of holders of Class A Shares holding a majority of the issued and outstanding Class A Shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a Director; (b) with respect to the Directors elected by the holders of the Class B Shares, an affirmative vote of holders of Class B Shares holding a majority of the issued and outstanding Class B Shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a Director; provided, that the notice of any such meeting convened for the purpose of removing a Director must contain a statement of the intention to remove the Director and be served on the Director not less than 14 days before the meeting, and that the Director shall be entitled to be heard at the meeting on the motion for his or her removal.

23 of 42

98.

Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-Law 83, to appoint any person to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following annual general meeting. If not reappointed at such annual general meeting, he or she shall vacate office at the conclusion thereof.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

99.	The office of a Director shall ipso facto be vacated if the Director:

(a)	resigns his or her office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his or her office is vacated;

(c)	becomes bankrupt under the laws of any country or makes any arrangement or composition with his or her creditors generally;

(d)	is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business;

(e)	ceases to be a Director by virtue of the Companies Act or these Bye-Laws or is removed from office pursuant to these Bye-Laws; or

(f)

shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his or her office be vacated.

100.	The provisions of section 93 of the Companies Act shall not apply to the Company.

DIRECTORS’ INTERESTS

101.

A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his or her office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

102.

A Director may act by himself or herself or his or her firm in a professional capacity for the Company (other than as Auditor) and he or her or his or her firm shall be entitled to remuneration for professional services as if he were not a Director.

24 of 42

103.

Subject to the provisions of the Companies Act, a Director may notwithstanding his or her office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

104.

So long as, where it is necessary, he or she declares the nature of his or her interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he or she derives from any office or employment to which these Bye-Laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-Laws allow him or her to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

105.

Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he or she is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

106.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Act and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

POWERS AND DUTIES OF THE BOARD

107.

Subject to the provisions of the Companies Act and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law 107 shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

25 of 42

108.	The Board may exercise all the powers of the Company except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders.

FEES, GRATUITIES AND PENSIONS

109.

The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day-to-day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses for attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

110.

In addition to its powers under Bye-Law 109 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its Subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse and a former spouse) or any person who is or was dependent on him or her, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

111.

No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to Bye-Laws 109 and 110 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

DELEGATION OF THE BOARD’S POWERS

112.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think

26 of 42

fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

113.

The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 114, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

114.

When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

115.

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

116.

Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

27 of 42

117.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Board comprised of at least one (1) Director elected by holders of Class A Shares and at least one (1) Director elected by holders of Class B Shares. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 125, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

118.

The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

119.

So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

120.

The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

121.

The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

122.

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

123.

A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairman of the meeting then is.

28 of 42

124.

All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

125.

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of these Bye-Laws) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

126.

If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

127.

The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time, subject to this Bye-Law 127. Any person appointed pursuant to this Bye-Law 127 shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him or her and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

29 of 42

128.

The emoluments of any Director holding executive office for his or her services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or her or his or her dependants on or after retirement or death, apart from membership or any such scheme or fund.

129.	Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

130.	The Board shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Board;

(b)	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(c)	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

131.

Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 151 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

132.

The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

133.

A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

134.

The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

30 of 42

135.	Any document required to be under seal or executed as a deed on behalf of the Company may be

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

136.

The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	a Director; or

(b)	the Secretary; or

(c)	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

137.

The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Laws 144 and 145, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

138.

Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide, all dividends or distributions out of contributed surplus will be declared and paid pro rata on the shares of each class or series, as applicable, based on the number of shares outstanding of such class or series.

139.	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

31 of 42

140.

Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

141.

Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

142.

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

143.

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

32 of 42

CAPITALISATION OF PROFITS

144.

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law 144, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

145.

Where any difficulty arises in regard to any distribution under Bye-Law 144, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

146.

Notwithstanding any other provisions of these Bye-Laws, the Board may fix, any date as the record date for any dividend, distribution, reduction of capital, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting.

147.

In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (record date) before the date fixed for the meeting (meeting date) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(a)

each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (record date holder) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his or her name at the record date;

33 of 42

(b)

as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (relevant shares), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

(c)

accordingly, except through his proxy pursuant to Bye-Law 147(b) above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

148.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

149.

The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

150.

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

151.

A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with Bye-Law 151 and the requirements of the Companies Act.

34 of 42

AUDIT

152.

Save and to the extent that an audit is waived in the manner permitted by the Companies Act, Auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

153.

Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 151) may be sent to, served on or delivered to any Shareholder by the Company

(a)	personally;

(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)

where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)

by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 153(a), 153(b), 153(c) or 153(d) of this Bye-Law, in accordance with the Companies Act.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

154.	Any notice or other document shall be deemed to have been sent to, served on or delivered to any Shareholder by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

35 of 42

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)	if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such sending, service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.

155.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

156.

If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

157.

Save as otherwise provided, the provisions of these Bye-Laws as to the sending or service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

158.

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of

36 of 42

actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law 158; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

WINDING UP

159.

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders, in accordance with the rights attached to any shares or class of shares, in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

37 of 42

INDEMNITY AND INSURANCE

160.

Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law 160 shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law 160 shall not extend to any matter which would render it void pursuant to the Companies Act.

161.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

162.

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

163.

Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

164.

The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that of the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he or she has met the standard of conduct which would entitle him or her to the indemnification thereby provided and such determination shall be made:

(a)	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

(b)	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

38 of 42

(c)	by a majority vote of the Shareholders.

165.

Without prejudice to the provisions of this Bye-Law 165, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its Holding Company or in which the Company or such Holding Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any Subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or Subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary undertaking or pension fund.

AMALGAMATION AND MERGER

166.	Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(a)

the Shareholders, by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution.

CONTINUATION

167.	Subject to the Companies Act, the Company may with the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(b)

the Shareholders, by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution, approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

39 of 42

ALTERATION OF BYE-LAWS

168.

These Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution.

UNTRACED SHAREHOLDERS

169.

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)

during a period of six (6) years, no dividend or capital reduction in respect of those shares has been claimed and at least three (3) cash dividends or capital reductions have become payable on the share in question;

(b)

on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

(c)

during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)

if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

40 of 42

170.

If during any six (6) year period referred to in Bye-Law 169 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

171.

To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

172.

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

FORUM SELECTION

173.

Unless the Company consents in writing to the selection of an alternative forum (and the Company will provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Companies Act or out of or in connection with these Bye-Laws, including any question regarding the existence and scope of these Bye-Laws and/or whether there has been any breach of the Companies Act or these Bye-Laws by an officer or director (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company). This Bye-Law 173 will not apply to any causes of action arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended.

174.

If any action or proceeding the subject matter of which is within the scope Bye-Law 173 is filed in a Court other than a Court located within Bermuda or, with the consent of the Company, a Court located within the Province of Ontario, Canada (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to: (i) the personal jurisdiction of the Courts located within Bermuda or Ontario, as applicable, in connection with any action or proceeding brought in any such Court to enforce Bye-Law 173; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

41 of 42

175.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended. Nothing in this Bye-Law 175 shall be deemed to apply to any suits brought to enforce any liability or duty created by the United States Securities Exchange Act of 1934, as amended.

176.

Any person or entity purchasing or otherwise acquiring any interest in any share or other security of the Company shall be deemed to have notice of and consented to Bye-Laws 173, 174 and 175; provided, however, that no person can and will not be deemed to have waived compliance with the U.S. federal securities laws and the rules and regulations thereunder.

42 of 42

Schedule A

PART 1

INTERPRETATION

Definitions

1.1 In “Schedule A” of these Bye-Laws, unless the context otherwise requires:

(a) “affiliate” means with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

(b) “Applicable Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada;

(c) “BAM” means Brookfield Asset Management Inc., a corporation existing under the Laws of the Province of Ontario, and is deemed to refer to all successors, including, without limitation, by operation of Law;

(d) “BAM Board” means the board of directors of BAM;

(e) “BAM Distributed Right” has the meaning as provided in clause (ii) of the definition of “Exchange Factor” below;

(f) “BAM Dividend Declaration Date” means the date on which the BAM Board declares any dividend on the BAM Shares;

(g) “BAM Liquidation Event” has the meaning as provided in Section 2.21;

(h) “BAM Share” means a class A limited voting share of BAM, and includes any share or other equity interest of BAM into which such BAM Share is converted or for which such BAM Share is exchanged;

(i) “BAM Share Value” means, with respect to a BAM Share on a particular date, the market price of a BAM Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the BAM Shares are listed on a U.S. National Securities Exchange, the closing price per BAM Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the BAM Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per BAM Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the BAM Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the BAM Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the BAM Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met, then the amount as determined by the BAM Board;

(j) “BAM Shares Amount” means, with respect to each Tendered Class A Share, such number of BAM Shares equal to the Exchange Factor in effect on the Valuation Date with respect to such Tendered Class A Shares;

(k) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, Canada or Hamilton, Bermuda are authorized or required by Law to close;

(l) “Cash Amount” means with respect to each Tendered Class A Share, an amount in cash equal to the product of (i) the applicable BAM Shares Amount for such Tendered Class A Share multiplied by (ii) the BAM Share Value as of the applicable Valuation Date;

(m) “Class A Distributed Right” has the meaning as provided in clause (vi) of the definition of “Exchange Factor” below;

(n) “Class A Distribution” has the meaning as provided in Section 2.2;

(o) “Class A Share Value” means, with respect to a Class A Share on a particular date, the market price of a Class A Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the Class A Shares are listed on a U.S. National Securities Exchange, the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the Class A Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-

counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the Class A Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met then the amount as determined by the Board;

(p) “Class A Shareholder” means a holder of Class A Shares;

(q) “Class B Shareholder” means a holder of Class B Shares;

(r) “Class C Shareholder” means a holder of Class C Shares;

(s) “Close of Business” means 5:00 p.m., Eastern Time;

(t) “Company” means Brookfield Asset Management Reinsurance Partners Ltd.;

(u) “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors of to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A controls B for this purpose;

(v) “Conversion Notice” has the meaning as provided in section 4.15;

(w) “conversion number” has the meaning as provided in section 4.15;

(x) “distribution” includes a dividend, a capital reduction resulting in a return of capital, or a combination of a dividend and a capital reduction;

(y) “Effective Date” means, with respect to an event described in clauses (i) and (v) of the definition of “Exchange Factor” below, the first date on which the BAM Shares or Class A Shares, as applicable, trade on the applicable exchange or in the applicable market, in a regular way, reflecting the relevant share split, subdivision, reserve split, combination or reclassification, as applicable;

(z) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(aa) “Exchange Consideration” has the meaning as provided in Section 2.13;

(bb) “Exchange Date” means the date upon which a Tendering Class A Shareholder’s Exchange Right has been satisfied by the delivery of the Exchange Consideration to such Tendering Class A Shareholder with respect to its Tendered Class A Shares;

(cc) “Exchange Factor” means 1.0; provided that in the event that:

(i) BAM (a) declares or pays a dividend on its outstanding BAM Shares wholly or partly in BAM Shares; (b) splits or subdivides its outstanding BAM Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding BAM Shares into a smaller number of BAM Shares, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (assuming for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of BAM Shares (determined without the above assumption) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under this clause (i) shall become effective immediately after the Open of Business on the Record Date for such dividend, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such distribution of the type described in this clause (i) is declared but not so paid or made and will not be so paid or made, the Exchange Factor shall be immediately readjusted, effective as of the date the BAM Board determines not to pay such dividend, to the Exchange Factor that would be in effect if such dividend had not been declared.

(ii) BAM distributes any rights, options or warrants to all or substantially all holders of BAM Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire BAM Shares (or other securities convertible into, exchangeable for or exercisable for BAM Shares) (each a “BAM Distributed Right”), then, as of the Record Date for the distribution of such BAM Distributed Rights or, if later, the time such BAM Distributed Rights become exercisable, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such BAM Distributed Rights become exercisable) plus the maximum number of BAM Shares deliverable or purchasable under such BAM Distributed Rights and (B) the denominator of which shall be (x) the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date plus (y) such number of BAM Shares determined by dividing the minimum aggregate cash purchase price under such BAM Distributed Rights of the maximum number of BAM Shares purchasable under such BAM Distributed Rights by the average of the BAM Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such BAM Distributed Rights become exercisable); provided, however, that, if any such BAM Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the Record Date of the BAM Distributed Rights, to reflect a reduced maximum number of BAM Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (ii) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance (or, if later, the date such rights, options or warrants become exercisable). To the extent that the BAM Shares are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Exchange Factor shall be decreased to the Exchange Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of BAM Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to issue such rights, options or warrants, to the Exchange Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such BAM Distributed Rights, there shall be taken into account any consideration received by BAM for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the BAM Board.

(iii) (A) BAM distributes to all or substantially all holders of BAM Shares evidences of its indebtedness or assets (including securities, but excluding dividends paid exclusively in cash, distributions referred to in clauses (i) or (ii) above or any Spin-off referred to in clause (iii)(B) below) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities (but excluding distributions referred to in clause (ii) above), the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such dividend by a fraction (a) the numerator of which shall be the average of the BAM Share Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Ex-Dividend Date for such dividend and (b) the denominator of which shall be the average of the BAM Share Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Ex-Dividend Date for such dividend less the fair market value on the Record Date for such dividend (as determined by the BAM Board) of the portion of the evidences of indebtedness or assets, rights, options or warrants so dividended applicable to one BAM Share.

Any adjustment under this clause (iii)(A) will become effective immediately after the Open of Business on the Record Date for such dividend. If such dividend is not paid or made, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to pay or make such dividend, to be the Exchange Factor that would then be in effect if such dividend had not been declared.

Notwithstanding the foregoing, if the fair market value (as determined by the BAM Board) of the portion of the evidences of indebtedness or assets, rights, options or warrants distributable to one BAM Share is equal to or greater than the average BAM Share Value referenced above in this clause (iii)(A), in lieu of the foregoing adjustment, each Class A Shareholder shall receive from the Company, in respect of each Class A Share, a distribution of cash payable out of the funds legally available therefor (at the same time as holders of the BAM Shares), that in the determination of the Company, is comparable as a whole in all material respects with the amount of BAM indebtedness or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities that such holder would have received if such holder owned a number of BAM Shares equal to the Exchange Factor in effect immediately prior to the Record Date.

(B) Where there has been a Spin-off, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such Spin-off by a fraction (a) the numerator of which shall be the average of the Last Reported Sale Prices of the share capital or similar equity interest applicable to one BAM Share distributed to BAM Share holders over the Valuation Period plus the average of the BAM Share Value over the Valuation Period and (b) the denominator of which shall be the average of the BAM Share Value over the Valuation Period; provided that, the Company may elect to pay cash in lieu of making an adjustment to the Exchange Factor provided by this clause (iii)(B), in which case the Company shall be required to pay to the Class A Shareholders and the Class A Shareholders shall be entitled to receive, cash on the third (3rd) Business Day immediately following the last Trading Day of the Valuation Period in an amount in respect of each Class A Share held, calculated by multiplying the BAM Share Value on the Record Date of such Spin-off by the amount the Exchange Factor would have increased as a result of such Spin-off if no such cash payment was made.

Any adjustment under this clause (iii)(B) will be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Record Date for such Spin-off.

Notwithstanding the foregoing, in respect of any exchange by a Class A Shareholder during the Valuation Period, references contained in the definition of Valuation Period to “ten (10) consecutive Trading Days” shall be deemed for the purposes of the foregoing for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-off and the Trading Day immediately preceding the Exchange Date in determining the Exchange Factor. If any such Spin-off does not occur, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to proceed with the Spin-off, to be the Exchange Factor that would then be in effect if such Spin-off had not been pursued.

(iv) BAM or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the BAM Shares (but excluding for all purposes any tender or exchange offer involving an offer to exchange BAM Shares for Class A Shares or any other security that is economically equivalent to BAM Shares), to the extent that the cash and value of any other consideration included in the payment per BAM Share exceeds the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), then the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date by a fraction (a) the numerator of which shall be (x) the sum of the aggregate value of all cash and any other consideration (as determined by the BAM Board) paid or payable in respect of BAM Shares in such tender or exchange offer plus (y) the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date multiplied by the number of BAM Shares issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all BAM Shares accepted for purchase or exchange in such tender or exchange offer, without duplication), and (b) the denominator of which shall be the number of BAM Shares issued and outstanding immediately prior to the Expiration Date (before giving effect to the purchase of all BAM Shares accepted for purchase or exchange in such tender or exchange offer) multiplied by the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

For greater certainty, no adjustment under this clause (iv) will be made for any normal course issuer bid or similar stock buyback. Any adjustment under this clause (iv) will be made immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date and shall be given effect as of the Open of Business on the day next succeeding the Expiration Date.

Notwithstanding the foregoing, in respect of any exchange by a Class A Shareholder during the Valuation Period, references above to “ten (10) consecutive Trading Days” shall be deemed for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Trading Day immediately preceding the Exchange Date in determining the Exchange Factor.

(v) the Company (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares; (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding Class A Shares into a smaller number of Class A Shares, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (determined without the assumption for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of Class A Shares (assuming the above assumption has occurred) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under this clause (v) shall become effective immediately after the Open of Business on the Record Date for such dividend, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such dividend of the type described in this clause (v) is declared but not so paid or made and will not be so paid or made, the Exchange Factor shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend, to the Exchange Factor that would be in effect if such dividend had not been declared.

(vi) the Company distributes any rights, options or warrants to all or substantially all holders of Class A Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Class A Shares (or other securities convertible into, exchangeable for or exercisable for Class A Shares) at a price per share that is less than the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “Class A Distributed Right”), then, as of the Record Date for the distribution of such Class A Distributed Rights or, if later, the time such Class A Distributed Rights become exercisable, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be (x) the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus (y) such number of Class A Shares determined by dividing the minimum aggregate cash purchase price under such Class A Distributed Rights of the maximum number of Class A Shares purchasable under such Class A Distributed Rights by the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such Class A Distributed Rights become exercisable) and (B) the denominator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Class A Distributed Rights; provided, however, that, if any such Class A Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the Record Date of the Class A Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (vi) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) for such issuance. To the extent that the Class A Shares are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Exchange Factor shall be increased to the Exchange Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Factor shall be increased, effective as of the date the Board determines not to issue such rights, options or warrants, to the Exchange Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such Class A Distributed Rights, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

Any adjustment to the Exchange Factor shall be calculated up to four (4) decimal places. Within ten (10) Business Days of the effectiveness of any adjustment or readjustment of the Exchange Factor, the Company shall make a public announcement of such adjustment or readjustment.

Notwithstanding the foregoing, the Exchange Factor shall not be adjusted in connection with (a) an event described in clauses (i) through (iv) above (other than clause (iii)(B) above) if, in connection with such event, the Company makes a distribution of cash, Class A Shares, BAM Shares and/or rights, options or warrants to acquire Class A Shares and/or BAM Shares with respect to all applicable Class A Shares, splits or subdivides the Class A Shares, distributes to all or substantially all holders of Class A Shares evidences of its indebtedness or assets or effects a reverse split of, or otherwise combines or makes an offer for, the Class A Shares, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event, (b) a Spin-off as described in clause (iii)(B) above if the Company makes a compensating distribution in an amount and on terms that are equivalent to the value of such Spin-off as determined by the Company (which may include a distribution of the share capital or similar equity interests distributed to holders of BAM Shares in the Spin-off or other assets, cash or property (including securities)), or (c) an event described in clauses (v) through (vi) above if, in connection with such event, BAM makes a distribution of cash, Class A Shares, BAM Shares and/or rights, options or warrants to acquire Class A Shares and/or BAM Shares with respect to all BAM Shares, splits or subdivides the BAM Shares or effects a reverse split of, or otherwise combines or makes an offer for, the BAM Shares, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event;

(dd) “Exchange Right” has the meaning as provided in Section 2.11;

(ee) “Ex-Dividend Date” means, in respect of a distribution on the applicable securities, (a) the date on which such securities are traded without an entitlement to such distribution or (b) where such securities trade on a due bill basis, the date on which such dividend or distribution is paid;

(ff) “Expiration Date” has the meaning as provided in clause (iv) of the definition of “Exchange Factor” above;

(gg) “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

(hh) “Last Reported Sale Price” means with respect to a security on a particular date, the market price of such security on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if such security is listed on a U.S. National Securities Exchange, the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange (or, if listed on more than one U.S. National Securities Exchange, the U.S. National Securities Exchange with the greatest volume of trading by dollar value over the 12-month period preceding the date of the calculation); (ii) if such security is not listed on a U.S. National Securities Exchange but is listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; or (iv) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and such security is not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose;

(ii) “Laws” means all federal, provincial, state, municipal, regional and local laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, certificates, ordinances, judgments, injunctions, determinations, awards, decrees, legally binding codes, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any governmental entity, and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are binding upon or applicable to such Person or its assets;

(jj) “legal personal representative” means the personal or other legal representative of the shareholder;

(kk) “Liquidation Amount” has the meaning as provided in Section 2.21;

(ll) “Liquidation Call Consideration” has the meaning as provided in Section 2.24;

(mm) “Liquidation Call Right” has the meaning as provided in Section 2.24;

(nn) “Liquidation Date” has the meaning as provided in Section 2.21;

(oo) “Liquidation Event” has the meaning as provided in Section 2.21;

(pp) “Liquidation Reference Date” has the meaning as provided in Section 2.21;

(qq) “Notice of Class A Redemption” means a Notice of Redemption substantially in the form set forth on Exhibit A hereto;

(rr) “Notice of Exchange” means a Notice of Exchange substantially in the form set forth on Exhibit B hereto (or notice of the exercise of Exchange Rights in such other form as may be acceptable to BAM);

(ss) “Open of Business” means 9:00 a.m., Eastern Time;

(tt) “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, governmental entity or other entity however designated or constituted and pronouns have a similarly extended meaning;

(uu) “Record Date” means with respect to any distribution or other transaction or event in which the holders of BAM Shares and/or Class A Shares have the right to receive any cash, securities, assets or other property or in which BAM Shares and/or Class A Shares are exchanged for or converted into any combination of securities, cash, assets or other property, the date fixed for determination of holders of BAM Shares and/or Class A Shares entitled to receive such cash, securities, assets or other property (whether such date is fixed by the BAM Board or the Board, as applicable, or a duly authorized committee thereof, or as determined pursuant to any statute, constating document, contract or otherwise);

(vv) “Redemption Call Right” has the meaning as provided in Section 2.17;

(ww) “Redemption Consideration” has the meaning as provided in Section 2.17;

(xx) “Rights Agent” means Wilmington Trust, National Association, and includes any person who becomes a successor or replacement rights agent and is deemed to refer to all successors, including, without limitation, by operation of law, of such rights agent;

(yy) “Rights Agreement” means that certain Rights Agreement relating to the Exchange Right and entered into by and between BAM, the Company and the Rights Agent as it may be amended or modified from time to time in accordance with the terms thereof;

(zz) “Specified Class A Redemption Date” means, with respect to the Notice of Class A Redemption, the sixtieth (60th) day following delivery of such Notice of Class A Redemption to the Class A Shareholder or such later day specified in such Notice of Class A Redemption;

(aaa) “Specified Exchange Date” means, with respect to each Notice of Exchange for which an Exchange Date has not occurred prior thereto, the tenth (10th) Business Day following the receipt of such Notice of Exchange by the Transfer Agent;

(bbb) “Spin-off” means a payment by BAM of a distribution of shares of any class or series, or similar equity interest, of or relating to a subsidiary or business unit of BAM, that are, or, when issued, will be, listed or admitted for trading on a U.S. National Securities Exchange or the TSX;

(ccc) “Tendered Class A Shares” has the meaning as provided in Section 2.11;

(ddd) “Tendering Class A Shareholder” has the meaning as provided in Section 2.11;

(eee) “Trading Day” means a day on which (a) trading in the applicable securities generally occurs on a U.S. National Securities Exchange or, if the applicable securities are not then listed on a U.S. National Securities Exchange, on the TSX or such other market on which the applicable securities are then traded and (b) a Last Reported Sale Price for the applicable securities is available on such securities exchange or market. If the applicable securities are not so listed, or in the case of unlisted securities, so traded, “Trading Day” means a “Business Day”;

(fff) “Transfer” means any sale, assignment, surrender, gift or transfer of ownership of, the granting or foreclosure of a pledge, mortgage, charge, security interest, hypothecation or other encumbrance, whether voluntary, involuntary, by operation of law or otherwise, or the entry into of any contract, option or other arrangement or understanding with respect to the foregoing;

(ggg) “Transfer Agent” means AST Trust Company (Canada), and includes any person who becomes a successor or replacement transfer agent and is deemed to refer to all successors, including, without limitation, by operation of law, of such transfer agent;

(hhh) “TSX” means the Toronto Stock Exchange;

(iii) “Unpaid Distributions” has the meaning as provided in Section 2.4;

(jjj) “U.S. National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act on which the applicable securities are listed, or if the applicable securities are not listed on an exchange so registered with the U.S. Securities and Exchange Commission, any other U.S. exchange, whether or not so registered, on which the applicable securities are listed;

(kkk) “Valuation Date” means (i) the date of receipt by the Transfer Agent of a Notice of Exchange, or, if such date is not a Trading Day, the first (1st) Trading Day thereafter; or (ii) the day immediately preceding the date the Company issues a Notice of Class A Redemption, or, if such day is not a Business Day, the Trading Day immediately preceding such day; and

(lll) “Valuation Period” means, with respect to any Spin-off, the ten (10) consecutive Trading Day period commencing on, and including, the Ex-Dividend Date of the Spin-off.

Actions on Non-Business Days

1.2 Whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

Currency

1.3 Except where otherwise expressly provided herein, all amounts are stated in U.S. currency.

PART 2

SPECIAL RIGHTS AND RESTRICTIONS

CLASS A EXCHANGEABLE LIMITED VOTING SHARES

Special Rights and Restrictions

2.1 The Class A Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 2.

DISTRIBUTIONS

Distribution Rights

2.2 Each Class A Shareholder shall be entitled to receive, and the Company shall pay thereon, as and when declared by the Board, distributions which, for greater certainty, may take the form of a dividend, a capital reduction resulting in a return of capital, or a combination of a dividend and a capital reduction, in each case in an amount for each Class A Share equal to the cash dividend declared on each BAM Share on each BAM Dividend Declaration Date multiplied by the Exchange Factor in effect on the Record Date of such dividend or capital reduction (the “Class A Distribution”), it being understood that Class A Shareholders will not be entitled to any distributions other than the Class A Distribution, except as provided in these Bye-Laws. The record and payment dates for any Class A Distributions shall be such dates that the Board shall designate from time to time.

Stock Distributions, Consolidations and Subdivisions

2.3 In the event of a stock distribution, consolidation or subdivision of the BAM Shares, a corresponding stock distribution, consolidation or subdivision may be effected in respect of the Class A Shares in order to avoid the need to make an adjustment to the Exchange Factor. In addition, in the event a distribution is declared and paid on the Class B Shares consisting of Class B Shares, the Board shall, subject to applicable Law, contemporaneously declare and pay on the Class A Shares an equivalent distribution on a per share basis consisting of Class A Shares. In the event the Board approves, and the Company effects, a consolidation, division or subdivision of the Class B Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board shall, subject to applicable Law, contemporaneously approve, and the Company shall contemporaneously effect, an equivalent consolidation, division or subdivision of the Class A Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class B Shares, Class C Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class A Shares.

Unpaid Distributions

2.4 If the full amount of a Class A Distribution is not paid on the payment date for any dividend declared by the BAM Board on the BAM Shares, then such Class A Distribution shall accrue and accumulate (without interest), whether or not the Company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized (such amounts, the “Unpaid Distributions”). Any distribution payment made on the Class A Shares shall first be credited against the earliest accumulated Unpaid Distributions due with respect to such Class A Shares which remains payable.

Payment of Distributions

2.5 Cheques of the Company may be issued in respect of all Class A Distributions contemplated by Section 2.2 and the sending of such cheque to each Class A Shareholder will satisfy the cash distribution represented thereby unless the cheque is not paid on presentation. Subject to the requirements of applicable Law with respect to unclaimed property, no Class A Shareholder will be entitled to recover by action or other legal process against the Company any distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of two years from the date on which such distribution was first payable.

RANKING

Ranking of the Class A Shares

2.6 The Class A Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank pari passu with the Class B Shares, junior to the Senior Preferred Shares and any other shares ranking senior to the Class A Shares, and senior to the Class C Shares and the Junior Preferred Shares and any other shares ranking junior to the Class A Shares with respect to priority in payment of distributions and return of capital in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for purposes of winding up its affairs.

VOTING

Voting Rights

2.7 Except as expressly provided herein, each Class A Shareholder will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class A Shareholder shall be entitled to cast one vote for each Class A Share held at the record date for the determination of shareholders entitled to vote on any matter. Except as required by Law and except for any matter that only requires the approval of the holders of the Class C Shares as set out in this Schedule “A” and except for voting in respect of the election of Directors, all resolutions of shareholders must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class B Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

2.8 Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class A Shares shall be entitled to elect one-half of the Board, provided that, at any time that there are no Class B Shares outstanding, the Class A Shares will be entitled to elect the full Board.

2.9 As provided for in Bye-Law 85, each holder of Class A Shares has the right to cast a number of votes equal to the number of votes attached to the Class A Shares held by the holder multiplied by the number of directors designated for election by all holders of Class A Shares. A holder of Class A Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Amendment with Approval of Class A Shareholders

2.10 In addition to any other approvals required by Law, any approval given by the Class A Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the Class A Shareholders as a separate class will be deemed to have been sufficiently given if it will have been given in accordance with applicable Law, subject to a minimum requirement that such amendment be approved by not less than a majority of the votes cast on such amendment at a meeting of Class A Shareholders duly called and held for such purpose.

EXCHANGE RIGHTS

Exchange at the Option of the Class A Shareholder

2.11 Subject to applicable Law, each Class A Shareholder shall have the right (the “Exchange Right”) to require BAM to acquire all or such portion of the Class A Shares registered in the name of such Class A Shareholder specified in a Notice of Exchange delivered to the Transfer Agent by or on behalf of such Class A Shareholder (such Class A Shares being hereafter referred to as “Tendered Class A Shares” and such Class A Shareholder, the “Tendering Class A Shareholder”) for the BAM Shares Amount per Tendered Class A Share or, if BAM elects in its sole and absolute discretion, the Cash Amount (in lieu of the BAM Shares Amount per Tendered Class A Share), plus, in either case, a cash amount equal to any Unpaid Distributions per Tendered Class A Share. Notwithstanding the foregoing, (i) for so long as there is not an effective registration statement for the delivery of the BAM Shares Amount for the Tendered Class A Shares, BAM will not be required to deliver a Cash Amount (in lieu of the BAM Shares Amount for any Tendered Class A Shares) in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period, provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period; and (ii) a Notice of Exchange will not be accepted, and no Exchange Right may be exercised, during the 15 business days prior to the Specified Class A Redemption Date or the occurrence of a Liquidation Event or a BAM Liquidation Event.

Notice of Exchange

2.12 A Class A Shareholder must deliver a Notice of Exchange either electronically (by electronic mail or by any other electronic procedure that may be established by the Transfer Agent from time to time and communicated to the Class A Shareholders by the Company, BAM or the Transfer Agent) or physically (by mail, courier, hand delivery or otherwise) to any office of the Transfer Agent. The Transfer Agent shall promptly notify BAM and the Rights Agent of the receipt of a Notice of Exchange.

Satisfaction of Exchange Rights

2.13 After receipt by the Transfer Agent of a Notice of Exchange and such additional documents and instruments as the Transfer Agent, BAM or its transfer agent may reasonably require, BAM will acquire the applicable Tendered Class A Shares on or prior to the Specified Exchange Date. BAM will deliver or cause to be delivered to the Tendering Class A Shareholder, at the address of the holder recorded in the register of the Company for the Class A Shares or at the address specified in the holder’s Notice of Exchange, either (i) the BAM Shares Amount, or (ii) the Cash Amount, as BAM may determine in its sole and absolute discretion, together with a cash amount for each Tendered Class A Share equal to any Unpaid Distributions per Tendered Class A Share ((i) or (ii), plus such Unpaid Distributions collectively being the “Exchange Consideration”) and such delivery of such Exchange Consideration by or on behalf of BAM will be deemed to be payment of and will satisfy and discharge all liability for the Exchange Rights so exercised. Should BAM elect to satisfy Exchange Rights by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in Section 2.5.

2.14 Any Tendering Class A Shareholder shall have no further right, with respect to any Tendered Class A Shares redeemed, repurchased or exchanged, to receive any distributions on Class A Shares with a Record Date on or after the date on which the Transfer Agent receives such Notice of Exchange. Each Tendering Class A Shareholder shall continue to own each Class A Share subject to any Notice of Exchange, and be treated as a Class A Shareholder with respect to each such Class A Share for all other purposes of these Bye-Laws, until such Class A Share has been acquired in accordance with Section 2.13. A Tendering Class A Shareholder shall have no rights as a shareholder of BAM with respect to any BAM Shares to be received by such Tendering Class A Shareholder in exchange for Tendered Class A Shares pursuant to Section 2.11 until such BAM Shares have been issued to such Tendering Class A Shareholder.

2.15 If BAM does not satisfy its obligations under section 2.11 to deliver the Exchange Consideration to a Tendering Class A Shareholder within ten (10) Business Days after the Specified Exchange Date, such Tendering Class A Shareholder shall have the right, pursuant to the Rights Agreement, to institute and maintain any suit, action or proceeding against BAM in any court of competent jurisdiction to enforce, or otherwise act in respect of, the obligations of BAM to deliver the Exchange Consideration, and each Class A Shareholder shall be made a third party beneficiary of the Rights Agreement and shall have the full right to enforce the Rights Agreement in accordance with its terms as if it were a signatory thereto.

REDEMPTION RIGHTS

Redemption

2.16 If the Company delivers or causes to be delivered a Notice of Class A Redemption to the Class A Shareholders, which Notice of Class A Redemption may be subject to one or more conditions as determined by the Board, the Company shall, subject to the satisfaction of such conditions, redeem all of the issued and outstanding Class A Shares on the Specified Class A Redemption Date. Subject to the prior written approval of the Class C Shareholders, the Company may deliver a Notice of Class A Redemption at any time, in its sole discretion and subject to applicable Law, including in any of the following circumstances:

(a) the total number of Class A Shares (retroactively adjusted to reflect any consolidations, divisions or subdivisions) outstanding decreases by 50% or more over any 6-month period;

(b) the daily aggregate market value of the outstanding Class A Shares (based on the Class A Share Value multiplied by the number of outstanding Class A Shares on each such day) (i) is less than $250 million for more than six consecutive months or (ii) decreases by 50% or more from its high over any three-month period;

(c) a Person acquires 90% of the BAM Shares in a take-over bid (as defined by Applicable Securities Laws);

(d) the shareholders of BAM approve an acquisition of BAM by way of arrangement, amalgamation or similar transaction;

(e) the shareholders of BAM approve a restructuring or other reorganization of BAM or a BAM Liquidation Event is pending;

(f) there is a pending sale of all or substantially all the assets of BAM;

(g) there is a change of Law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of the Company and the shareholders of the Company, that may result in adverse tax consequences for the Company or the shareholders of the Company; or

(h) the Board, in its sole discretion, concludes that the Class A Shareholders are adversely impacted by a fact, change, or other circumstance relating to the Company.

Redemption Procedure

2.17 In the event of a redemption of the Class A Shares, the Company shall, at or prior to Close of Business on the Specified Class A Redemption Date, pay to each Class A Shareholder either (i) the BAM Shares Amount, or (ii) the Cash Amount, as the Company may determine in its sole and absolute discretion, together with a cash amount for each Class A Share equal to any Unpaid Distributions per Class A Share ((i) or (ii), plus such Unpaid Distributions collectively being the “Redemption Consideration”) and such delivery of such Redemption Consideration by or on behalf of the Company by the Transfer Agent will be deemed to be payment of and will satisfy and discharge all liability for the redemption of the Class A Shares. Should the Company elect to satisfy its obligation to redeem the Class A Shares by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in Section 2.5.

2.18 Each Class A Shareholder shall continue to own each Class A Share subject to any Notice of Class A Redemption, and be treated as a Class A Shareholder with respect to each such Class A Share, until such Class A Share has been redeemed in accordance with Section 2.17. A Class A Shareholder shall have no rights as a shareholder of BAM with respect to any BAM Shares to be received by such Class A Shareholder on a redemption of Class A Shares pursuant to Section 2.17 until such BAM Shares have been issued to such Class A Shareholder.

BAM Redemption Call Right

2.19 Notwithstanding the provisions in Sections 2.16 to 2.17 above, in the event the Company provides a Notice of Class A Redemption to each Class A Shareholder, BAM shall have an overriding right to acquire, or cause its affiliate to acquire, all, but not less than all, of the Class A Shares from each Class A Shareholder by delivering the Redemption Consideration (the form of Redemption Consideration to be determined by BAM in its sole and absolute discretion) in accordance with Section 2.17, mutatis mutandis, in satisfaction of the obligations of the Company as set out therein (such right being the “Redemption Call Right”), and in the event of the exercise by BAM of the Redemption Call Right, each Class A Shareholder will be obligated to sell all Class A Shares held by such Class A Shareholder to BAM (or its affiliate, as applicable) on delivery by BAM (or its affiliate, as applicable) to such Class A Shareholder of the Redemption Consideration and the Company will have no obligation to pay any Redemption Consideration to the holders of such Class A Shares so purchased by BAM.

2.20 In order to exercise its Redemption Call Right, BAM must notify the Transfer Agent in writing, as agent for the holders of Class A Shares, and the Company, of its intention to exercise such right at least 10 days before the Specified Class A Redemption Date.

LIQUIDATION

Liquidation Rights

2.21 Upon any liquidation, dissolution, winding up of the Company or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary (a “Liquidation Event”), including where substantially concurrent with the liquidation, dissolution, or winding up of BAM or any other distribution of BAM’s assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary (a “BAM Liquidation Event”), each Class A Shareholder shall, subject to the exercise of the Liquidation Call Right, be entitled to, on the effective date of the Liquidation Event (the “Liquidation Date”) either, as the Company may determine in its sole and absolute discretion, one BAM Share for each Class A Share then held or an amount in cash for each Class A Share then held equal to the BAM Share Value on the Trading Day immediately preceding the public announcement of the Liquidation Event (the “Liquidation Reference Date”) multiplied by the Exchange Factor (the “Liquidation Amount”).

2.22 The rights of the Class A Shareholders to receive the amount set forth in Section 2.21 is subject to:

(a) the prior rights of holders of all classes and series of Senior Preferred Shares and any other class of shares ranking in priority or rateably with the Class A Shares; and

(b) prior payment in full of all Unpaid Distributions.

2.23 If, upon any such Liquidation Event, the assets of the Company are insufficient to make payment in full to all Class A Shareholders of the foregoing amounts set forth in Section 2.21 with respect to the Liquidation Event, then such assets (or consideration) shall be distributed among the Class A Shareholders at the time outstanding, rateably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under Section 2.21.

BAM Liquidation Call Right

2.24 Notwithstanding Section 2.21, BAM will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the occurrence of any Liquidation Event, to purchase from, or cause its affiliate to purchase from, all but not less than all of the Class A Shareholders on the Liquidation Date all but not less than all of the Class A Shares held by each such holder in exchange for the issuance by BAM of such number of BAM Shares per Class A Share equal to the Exchange Factor in effect on the Liquidation Reference Date (and together with a cash amount for each Class A Share equal to any Unpaid Distributions per Class A Share, the “Liquidation Call Consideration”). In the event of the exercise of a Liquidation Call Right, each such Class A Shareholder will be obligated on the Liquidation Date to sell all the Class A Shares held by such holder to BAM on the Liquidation Date upon issuance by BAM to the holder of the Liquidation Call Consideration for each such Class A Share, and the Company will have no obligation to pay any Liquidation Amount to the holders of such Class A Shares so purchased by BAM.

2.25 In order to exercise the Liquidation Call Right, BAM must notify the Transfer Agent in writing, as agent for the Class A Shareholders and the Company, of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Company. If BAM exercises the Liquidation Call Right in accordance with this Section 2.25, all obligations of the Company under Sections 2.21 to 2.23 will terminate and on the Liquidation Date BAM will purchase and Class A Shareholders will sell all of their Class A Shares then outstanding for a price per Class A Share equal to the Liquidation Call Consideration.

OTHER RIGHTS AND RESTRICTIONS

Call Rights

2.26 Each Class A Shareholder, whether a registered holder or a beneficial holder, by virtue of becoming and being such a holder will be deemed to acknowledge each of the Redemption Call Right and the Liquidation Call Right, in each case, in favour of BAM, and the overriding nature thereof in connection with the exercise of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the redemption of Class A Shares, as the case may be, and to be bound thereby in favour of BAM as herein provided.

No Fractional BAM Shares

2.27 Notwithstanding anything to the contrary set forth herein, no fractional BAM Shares shall be issued in connection with (i) the satisfaction of Exchange Rights, (ii) a redemption or acquisition of the Class A Shares by the Company or pursuant to the Redemption Call Right, or (iii) a Liquidation Event. In lieu of any fractional BAM Shares to which a Tendering Class A Shareholder or a Class A Shareholder, as applicable, would otherwise be entitled in circumstances (i)-(iii) in the immediately preceding sentence, the Company or BAM, as applicable, shall pay a cash amount equal to the BAM Share Value on the Trading Day immediately preceding the Exchange Date, Specified Class A Redemption Date or Liquidation Date, as applicable, multiplied by such fraction of a BAM Share.

Withholding Taxes

2.28 Each Tendering Class A Shareholder or Class A Shareholder, as applicable, shall be required to pay to the Company or BAM, as applicable, the amount of any tax withholding due upon the exchange of Tendered Class A Shares, the redemption of the Class A Shares, or the exchange of Class A Shares on a Liquidation Event, and will be deemed to have authorized the Company or BAM, as applicable, to retain such portion of the Exchange Consideration, the Redemption Consideration, the Liquidation Amount or the Liquidation Call Amount, as applicable, as the Company or BAM reasonably determines is necessary to satisfy its tax withholding obligations. Before making any withholding pursuant to this Section 2.28, the Company or BAM, as applicable, shall (i) give each Tendering Class A Shareholder or Class A Shareholder, as applicable, within three (3) Business Days after receipt of a Notice of Exchange, or delivery of a Notice of Class A Redemption, a notice of a Liquidation Event or a notice of the exercise of the Redemption Call Right or the Liquidation Call Right, as applicable, notice of the Company’s or BAM’s good faith estimate of the amount of any anticipated tax withholding (together with the legal basis therefor) due upon the exchange of Tendered Class A Shares, the redemption of the Class A Shares, or the exchange of Class A Shares on a Liquidation Event, (ii) provide the Tendering Class A Shareholder or Class A Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such tax withholding, and (iii) reasonably cooperate with the Tendering Class A Shareholder or Class A Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this Section 2.28; provided that any determination with respect to the tax withholding shall be made by the Company, BAM or an affiliate of BAM, as applicable, in its sole discretion exercised in good faith.

PART 3

SPECIAL RIGHTS AND RESTRICTIONS

CLASS B LIMITED VOTING SHARES

Special Rights and Restrictions

3.1 The Class B Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 3.

Distribution Rights

3.2 Each Class B Shareholder shall be entitled to receive, and the Company shall declare and pay thereon, distributions that, for greater certainty, may take the form of dividends, capital reductions resulting in a return of capital, or a combination of dividends and capital reductions, on the Class B Shares in the same amount and at the same time as the declaration and payment of any Class A Distributions. Sections 2.2 to 2.5 shall apply in their entirety, mutatis mutandis, to distributions on the Class B Shares.

Stock Distributions, Consolidations and Subdivisions

3.3 In the event a distribution is declared and paid on the Class A Shares consisting of Class A Shares, the Board shall, subject to applicable Law, contemporaneously declare and pay on the Class B Shares an equivalent distribution on a per share basis consisting of Class B Shares. In the event the Board approves, and the Company effects, a consolidation, division or subdivision of the Class A Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board shall, subject to applicable Law, contemporaneously approve, and the Company shall contemporaneously effect, an equivalent consolidation, division or subdivision of the Class B Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class B Shares, Class C Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class B Shares.

Ranking of the Class B Shares

3.4 The Class B Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank pari passu with the Class A Shares, junior to the Senior Preferred Shares and any other shares ranking senior to the Class B Shares, and senior to the Class C Shares and the Junior Preferred Shares and any other shares ranking junior to the Class B Shares with respect to priority in payment of distributions and return of capital in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for purposes of winding up its affairs.

Voting Rights

3.5 Except as expressly provided herein, each Class B Shareholder will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class B Shareholder shall be entitled to cast one vote for each

Class B Share held at the record date for the determination of shareholders entitled to vote on any matter. Except as required by Law and except for any matter that only requires the approval of the holders of the Class C Shares as set out in this Schedule “A” and except for voting in respect of the election of Directors, all resolutions must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class B Shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

3.6 Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class B Shares shall be entitled to elect one-half of the Board, provided that, at any time that there are no Class A Shares outstanding, the Class B Shares will be entitled to elect the full Board.

3.7 As provided for in Bye-Law 85, each holder of Class B Shares has the right to cast a number of votes equal to the number of votes attached to the Class B Shares held by the holder multiplied by the number of directors to be elected by all holders of Class B Shares. A holder of Class B Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Amendment with Approval of Class B Shareholders

3.8 In addition to any other approvals required by Law, the rights, privileges, restrictions and conditions attached to the Class B Shares as a class may be added to, changed or removed but only with the approval of the Class B Shareholders given as hereinafter specified.

3.9 The approval of the Class B Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares as a class or in respect of any other matter requiring the consent of the holders of the Class B Shareholders may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class B Shareholders or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the Class B Shareholders duly called for that purpose. On every poll taken at every meeting of the Class B Shareholders as a class, each Class B Shareholder entitled to vote thereat shall have one vote in respect of each Class B Share held.

Liquidation Rights

3.10 Upon any Liquidation Event, including where substantially concurrent with a BAM Liquidation Event, each Class B Share shall rank pari passu with each Class A Share and Sections 2.21 to 2.23 of these Bye-Laws shall apply in their entirety, mutatis mutandis to the Class B Shares, except that the Liquidation Call Right is only applicable to the Class A Shares.

Transfer Restrictions

3.11 The Class B Shares may not be Transferred to any Person other than to BAM, any of the shareholders from time to time of the trustee of the holder of the Class B Shares (the “BAM Re Class B Partners”), current and former executives of BAM (“Partners”) or any Person Controlled by BAM, a BAM Re Class B Partner or a Partner. If any Class B Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class B Shares to the transferee, (ii) any rights to vote attaching to the Class B Shares so Transferred may not be exercised by any Person, (iii) any payment by the Company on the Class B Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iv) any rights that an ineligible transferee may have as a result of being a holder of Class B Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

PART 4

SPECIAL RIGHTS AND RESTRICTIONS

CLASS C NON-VOTING SHARES

Special Rights and Restrictions

4.1 The Class C Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 4.

Distribution Rights

4.2 Class C Shareholders shall be entitled to receive, as and when declared by the Board, out of any assets of the Company legally available therefor, distributions which, for greater certainty, may take the form of dividends, capital reductions resulting in a return of capital, or a combination of dividends and capital reductions, as may be declared from time to time by the Board. The Class C Shareholders shall not be entitled to receive distributions unless and until the Company has paid any Unpaid Distributions. The record and payment dates for distributions on Class C Shares shall be such date that the Board shall designate from time to time.

Stock Distributions, Consolidations and Subdivisions

4.3 In the event a distribution is declared and paid on the Class A Shares consisting of Class A Shares, the Board may, but is not obligated to, subject to applicable Law, contemporaneously declare and pay on the Class C Shares an equivalent distribution on a per share basis consisting of Class C Shares. In the event the Board approves a consolidation, division or subdivision of the Class A Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board may, but is not obligated to, subject to applicable Law, contemporaneously approve an equivalent consolidation, division or subdivision of the Class C Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class B Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class C Shares.

Ranking of the Class C Shares

4.4 The Class C Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank junior to the Preferred Shares, the Class A Shares and the Class B Shares and senior over any other shares ranking junior to the Class C Shares with respect to priority in payment of distributions and return of capital in the event of the liquidation, dissolution or winding-up of the Company.

Voting Rights

4.5 Except as otherwise expressly provided herein or as required by Law, each Class C Shareholder shall be entitled to notice of, and to attend, any meetings of shareholders of the Company, but shall not otherwise be entitled to vote at any such meeting.

4.6 The following matters shall require prior written consent of all of the holders of the Class C Shares:

(a) the exercise by the Company of its redemption rights pursuant to Section 2.16;

(b) any amendment to the Company’s memorandum of association or these Bye-Laws (including for greater certainty, any amendment to the terms of the Class A Shares, Class B Shares or any other shares ranking ahead of the Class C Shares);

(c) any merger or similar reorganization of the Company (including a sale of all or substantially all of its assets);

(d) a continuance of the Company to another jurisdiction; and

(e) the commencement of a voluntary liquidation of the Company, other than a voluntary liquidation commenced under Section 4.12.

4.7 Notwithstanding the foregoing, at any time that there are no Class A Shares and no Class B Shares outstanding, the holders of Class C Shares shall be entitled to notice of, and to attend and vote at, all meetings of shareholders of the Company (except meetings at which only holders of another specified class or series of shares are entitled to vote) and shall be entitled to cast at any such meeting one vote per Class C Share, including with respect to the election of directors.

Amendment with Approval of Class C Shareholders

4.8 In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Class C Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class C Shares given as hereinafter specified.

4.9 The approval of the Class C Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class C Shares as a class or in respect of any other matter requiring the consent of the Class C Shareholders (including the matters set out in Section 4.6) may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class C Shareholders or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the Class C Shareholders duly called for that purpose. On every poll taken at every meeting of the Class C Shareholders as a class, each Class C Shareholder entitled to vote thereat shall have one vote in respect of each Class C Share held.

Liquidation Rights

4.10 Upon any Liquidation Event, including where substantially concurrent with a BAM Liquidation Event, the Class C Shareholders shall be entitled to receive on the Liquidation Date the assets and property of the Company remaining, if any, after the prior payments of the amounts set forth in Section 4.11.

4.11 The rights of the Class C Shareholders to receive the amounts set forth in Section 4.10 is subject to the prior rights of holders of all classes and series of Preferred Shares, Class A Shares, Class B Shares and any other class of shares ranking in priority or rateably with the Class C Shares.

4.12 The Class C Shareholders may resolve, by way of a written resolution signed by all of the Class C Shareholders or passed by the affirmative vote of all of the Class C Shareholders at a meeting of Class C Shareholders called for that purpose, that the Company commence a members’ voluntary liquidation of the Company in the event of the occurrence of any of the following circumstances:

(a) the total number of Class A Shares (retroactively adjusted to reflect any consolidations, divisions or subdivisions) outstanding decreases by 50% or more over any 6-month period;

(b) the daily aggregate market value of the outstanding Class A Shares (based on the Class A Share Value multiplied by the number of outstanding Class A Shares on each such day) (i) is less than $250 million for more than six consecutive months or (ii) decreases by 50% or more from its high over any three-month period;

(c) a Person acquires 90% of the BAM Shares in a take-over bid (as defined by Applicable Securities Laws);

(d) the shareholders of BAM approve a sale of all or substantially all of the assets of BAM or an acquisition of BAM by way of arrangement, amalgamation or similar transaction;

(e) the shareholders of BAM approve a restructuring or other reorganization of BAM or a BAM Liquidation Event is pending;

(f) there is a change of Law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of the Company and the shareholders of the Company, that may result in materially adverse tax or regulatory consequences for the Company or the shareholders of the Company;

(g) the Class C Shareholders, in good faith, conclude that the Class C Shareholders are materially adversely impacted by an external fact unrelated to the Company, a change, or other circumstance relating to the Company that was not known to the Company on the effective date of the issuance of the Class C Shares; or

(h) on any day during the months of January and June commencing in 2022 and every year thereafter, more than 20% of the total number of Class A Shares outstanding are controlled by one person or group of persons acting jointly or in concert within the meaning of Applicable Securities Laws;

provided that, (i) in the case of all circumstances other than (b) above, the circumstance cannot be cured within a period of 30 days, (ii) the rights of the Class C Shareholders under this Section 4.12 will only be exercisable following the expiration of such 30-day cure period (or, in the case of (b), following the occurrence of the event) and shall expire (A) in the case of all circumstances other than (h) above, on the 90th day thereafter, and (B) in the case of (h) above, on the 60th day thereafter, and (iii) in the case of (h) above, the right under this Section 4.12 will only be exercisable in the event that more than 20% of the total number of Class A Shares outstanding are controlled by one person or group of persons acting jointly and in concert within the meaning of Applicable Securities Laws at the time such right is exercised.

4.13 Any resolution of the Class C Shareholders passed or adopted pursuant to Section 4.12, and the related voluntary liquidation of the Company, may be conditional upon the completion of any one or more of the events enumerated in Section 4.12.

4.14 For greater certainty, no consent or resolution of the holders of the Class A Shares, Class B Shares or any other class of shares will be required in connection with the commencement of a members’ voluntary liquidation of the Company by the Class C Shareholders under Section 4.12. Any such members’ voluntary liquidation of the Company will be subject to applicable Law (including any necessary regulatory approvals), and subject to no less than 60 days’ prior written notice of the date of liquidation being provided to holders of Class A Shares and Class B Shares.

Conversion of Class A Shares

4.15 Any Class C Shareholder shall be entitled at any time to have any or all of such Class C Shareholder’s Class A Shares converted into a number of Class C Shares (which may include a fraction of a Class C Share) at a conversion rate, for each such Class A Share in respect of which the conversion right is exercised, equal to the number obtained by dividing the fair market value of a Class A Share by the fair market value of a Class C Share, in each case as determined by the Board (the “conversion number”). If the conversion number from time to time is not equal to one (1), then the conversion may include any subdivision or consolidation of the Class C Shares necessary so that (a) the conversion number (calculated immediately after giving effect to the subdivision or consolidation of the Class C Shares but before the conversion is completed) will become one (1) and (b) the Class A Shares to be converted will be converted into the same number of Class C Shares. The right of conversion herein provided for may be exercised by notice in writing given to the Transfer Agent (a “Conversion Notice”), which notice shall specify the number of Class A Shares that the Class C Shareholder desires to have converted. Upon receipt of a Conversion Notice, the Company shall, subject to applicable Law, promptly issue to the converting Class C Shareholder the requisite number of Class C Shares and the Transfer Agent shall cancel the converted Class A Shares subject to the Conversion Notice effective concurrently therewith.

Transfer Restrictions

4.16 The Class C Shares may not be Transferred to any Person other than to BAM or a Person Controlled by BAM. If any Class C Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class C Shares to the transferee, (ii) any payment by the Company on the Class C Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iii) any rights that an ineligible transferee may have as a result of being a holder of Class C Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

PART 5

SPECIAL RIGHTS AND RESTRICTIONS

SENIOR PREFERRED SHARES

Special Rights and Restrictions

5.1 Subject to the rights, if any, of the holders of issued shares of the Company, the Senior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 5.

Directors’ Right to Issue in One or More Series

5.2 The Senior Preferred Shares may be issued at any time or from time to time in one or more series as determined by the Board, without the consent or resolution of the holders of Class A Shares, Class B Shares, Class C Shares or any other class of shares. Before any Senior Preferred Shares of a series are issued, the Board shall, subject to applicable Law, by resolution:

(a) determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made;

(b) create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c) attach (which may be evidenced by way of certificate of designation, resolution of the Board or such other evidence as the Board may determine by resolution) special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of distributions, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of distributions on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of Sections 5.3 and 5.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Senior Preferred Shares

5.3 The Senior Preferred Shares of each series shall, as to the payment of distributions and return of capital in a Liquidation Event, rank on a parity with the Senior Preferred Shares of every other series and senior to the Junior Preferred Shares, the Class A Shares, the Class B Shares and the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of distributions and return of capital in a Liquidation Event.

Voting

5.4 Except as hereinafter referred to or as required by Law or unless provision is made in these Bye-Laws relating to any series of Senior Preferred Shares that such series is entitled to vote, the holders of the Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Senior Preferred Shares

5.5 In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Senior Preferred Shares given as hereinafter specified.

5.6 The approval of the holders of the Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Senior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Senior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Senior Preferred Shares or passed by the affirmative vote of at least majority of the votes cast at a meeting of the holders of the Senior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Senior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Senior Preferred Shares, each holder of Senior Preferred Shares entitled to vote thereat shall have one vote in respect of each Senior Preferred Share held.

PART 6

SPECIAL RIGHTS AND RESTRICTIONS

JUNIOR PREFERRED SHARES

Special Rights and Restrictions

6.1 Subject to the rights, if any, of the holders of issued shares of the Company, the Junior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 6.

Directors’ Right to Issue in One or More Series

6.2 The Junior Preferred Shares may be issued at any time or from time to time in one or more series as determined by the Board, without the consent or resolution of the holders of Class A Shares, Class B Shares, Class C Shares or any other class of shares. Before any Junior Preferred Shares of a series are issued, the Board shall, subject to applicable Law, by resolution:

(a) determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made;

(b) create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c) attach (which may be evidenced by way of certificate of designation, resolution of the Board or such other evidence as the Board may determine by resolution) special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of distributions, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of distributions on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of Sections 6.3 and 6.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Junior Preferred Shares

6.3 The Junior Preferred Shares of each series shall, as to the payment of distributions and return of capital in a Liquidation Event, rank on a parity with the Junior Preferred Shares of every other series, junior to the Senior Preferred Shares, the Class A Shares and the Class B Shares, and senior to the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of distributions and in return of capital in a Liquidation Event.

Voting

6.4 Except as hereinafter referred to or as required by Law or unless provision is made in these Bye-Laws relating to any series of Junior Preferred Shares that such series is entitled to vote, the holders of the Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Junior Preferred Shares

6.5 In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Junior Preferred Shares given as hereinafter specified.

6.6 The approval of the holders of the Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Junior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Junior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Junior Preferred Shares or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the holders of the Junior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Junior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Junior Preferred Shares, each holder of Junior Preferred Shares entitled to vote thereat shall have one vote in respect of each Junior Preferred Share held.

EXHIBIT “A”

Notice of Class A Redemption

To:	Class A Shareholders of Brookfield Asset Management Reinsurance Partners Ltd.

(the “Company”)

This notice is given pursuant to Section 2.18 of “Schedule A” of the Bye-Laws of the Company (the “Bye-Laws”). All capitalized words and expressions used in this notice that are defined in the Bye-Laws have the meanings ascribed to such words and expressions in such Bye-Laws.

The Company hereby notifies the Class A Shareholders that, subject to the satisfaction of the following conditions, the Company desires to redeem all of the issued and outstanding Class A Shares in accordance with the Bye-Laws:

The Company acknowledges that, subject to the satisfaction of the above conditions, this notice is and will be deemed to be an irrevocable offer by the Company to redeem all of the Class A Shares on the Specified Class A Redemption Date for the Redemption Consideration and on the other terms and conditions set out in the Bye-Laws.

Brookfield Asset Management Reinsurance Partners Ltd.

(Date)

1

EXHIBIT “B”

Notice of Exchange

1

NOTICE OF EXCHANGE

To:	AST TRUST COMPANY (CANADA) (the “Transfer Agent”)

PLEASE DELIVER YOUR EXCHANGE REQUEST AS FOLLOWS:

Via Mail: AST Trust Company (Canada) 1 Toronto Street, Suite 1200 Toronto, ON M5C 2V6 Attention: Corporate Actions

This notice is given pursuant to Bye-Law 2.12 (the “Bye-Laws”) of Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”). All capitalized words and expressions used in this notice that are not otherwise defined herein have the meanings ascribed to such words and expressions in the Bye-Laws.

The undersigned hereby notifies the Transfer Agent, Brookfield Asset Management Inc. (“BAM”) and the Company that the undersigned desires to have BAM acquire from the undersigned:

☐	all Class A Share(s) registered in the name of the undersigned; or

☐	___________ Class A Share(s) registered in the name of the undersigned,

such amount of Class A Share(s) elected above, being hereafter referred to herein as the “Tendered Class A Shares”.

This notice is and will be deemed to be an offer by the undersigned to sell such Tendered Class A Share(s) to BAM in accordance with the undersigned’s Exchange Right on or prior to the Specified Exchange Date for the Exchange Consideration and on the other terms and conditions set out in the Bye-Laws.

The undersigned acknowledges that notwithstanding the foregoing, (i) for so long as there is not an effective registration statement for the delivery of the BAM Shares Amount for the Tendered Class A Shares, BAM will not be required to deliver a Cash Amount (in lieu of the BAM Shares Amount for any Tendered Class A Shares) in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period, provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period; and (ii) a Notice of Exchange will not be accepted, and no Exchange Right may be exercised, during the 15 business days prior to the Specified Class A Redemption Date or the occurrence of a Liquidation Event or a BAM Liquidation Event.

The undersigned hereby represents and warrants to BAM that the undersigned has good title to, and owns, the Tendered Class A Share(s) to be acquired by BAM, free and clear of all liens, claims and encumbrances whatsoever.

(Date)

(Please print Name of Tendering Class A Shareholder)

(Please print phone number)

(Signature of Tendering Class A Shareholder)

(Guarantee of Signature)

CURRENCY ELECTION

(only if exchange or acquisition of the Tendered Class A Shares is satisfied by the Cash Amount)

Shareholders domiciled in Canada will receive the Cash Amount in Canadian dollars (CAD) and shareholders domiciled in the United States and all other countries will receive the Cash Amount in U.S. dollars (USD), unless otherwise elected below:

☐	Issue my cash entitlement payment(s) in U.S. dollars (USD).

☐	Issue my cash entitlement payment(s) in Canadian dollars (CAD).

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by the Transfer Agent, in its capacity as foreign exchange service provider to the Company, on the date the funds are converted and (b) the risk of any fluctuation in such rate will be borne by the undersigned.

Payment Delivery Instruction

☐

Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and mailed to the last address of the Tendering Class A Shareholder as it appears on the register of the Company or as instructed below in Exhibit A. ALL CHEQUE PAYMENTS WILL BE ISSUED TO THE REGISTERED NAME AS IT CURRENTLY APPEARS.

☐

Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and held for pick-up by the Tendering Class A Shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario.

NOTE:

This panel must be completed and such additional documents as the Transfer Agent may require must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The BAM Shares Amount and any payment resulting from the exchange or acquisition of the Tendered Class A Shares will be issued and registered in, and made payable to respectively, the name of the Tendering Class A Shareholder as it appears on the register of the Company and the BAM Shares Amount and payment resulting from such exchange or acquisition will be delivered to such Tendering Class A Shareholder as indicated above, unless the form appearing immediately below (including the signature guarantee section) is duly completed.

EXHIBIT A:

Cheque Delivery Information

Date: _______________________, 2021

Name of Person in Whose Name Payment is to be Delivered
(please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class A Shareholder

Guarantee of Signatures

If this Notice is signed by a person other than the registered owner(s) of the Tendered Class A Share(s), or if BAM Share(s) are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of the Company or if the payment is to be issued in the name of a person other than the registered owner of the Tendered Class A Share(s) such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Transfer Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

Signature guaranteed by (if required)	Dated:_________________________________

Authorized Signature	Name of Authorized Representative (please print or type) (if applicable)

Name of Guarantor (please print or type)

Address (please print or type)

EXHIBIT B-1

Authorized Signatures for Brookfield Asset Management Inc. (“BAM”)

under the Rights Agreement dated as of ●, 2021

BAM certifies that the names, titles, telephone numbers and e-mail addresses set forth in this

Exhibit B-1 below identify the persons authorized to provide direction and initiate or confirm transactions on behalf of BAM.

Name, Title, Telephone Number, and e-mail address for person(s) designated to provide direction and to otherwise direct Wilmington Trust, National Association, as Rights Agent

Name	Title	Telephone Number	E-mail Address	Signature

EXHIBIT B-2

Authorized Signatures for

Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”)

under the Rights Agreement dated as of ●, 2021

The Company certifies that the names, titles, telephone numbers and e-mail addresses set forth below in this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions on behalf of the Company.

Name, Title, Telephone Number, and e-mail address for person(s) designated to provide direction and to otherwise direct Wilmington Trust, National Association, as Rights Agent

Name	Title	Telephone Number	E-mail Address	Signature

EXHIBIT C

Terms of Compensation of Rights Agent

In consideration for the services of the Rights Agent under the Rights Agreement dated as of ●, 2021 with Brookfield Asset Management Inc. and Brookfield Asset Management Reinsurance Partners Ltd., the Rights Agent shall receive the following compensation:

Initial Acceptance Fee (one time, payable in advance on the Dividend Date) account opening, document negotiation, KYC solicitation, client onboarding	$[●]

Administration Fee (payable annually, in advance on the Dividend Date and each anniversary thereof)	$[●]

Custody Fee (charged quarterly in arrears based on average daily market value of assets in account) *custody fee waived if funds held in cash, money market funds or BAM Shares	[●] basis points*

Out-of-Pocket Expenses:

In addition to the fees listed above, all reasonable out-of-pocket expenses will be billed and payable at cost. Out-of-pocket expenses include, but are not limited to, reasonable fees of counsel or other outside professional firms (legal counsel, tax advisor) retained by the Rights Agent (including fees and expenses incurred in litigation), reasonable travel expenses of bank officers to attend closings.

EXTRAORDINARY ADMINISTRATION CHARGES (ONLY IF APPLICABLE):

In the event of extraordinary circumstances requiring administrative time beyond the scope of typical account duties set forth in the Instruments and supporting documents relevant to our appointment, including but not limited to, default and/or bankruptcy administration, additional charges shall accrue at an hourly rate, as follows:

Assistant Vice President, Vice President, Managing Director, Senior Vice President, or Member of Senior Management: $[●] per hour

All of the above fees shall be subject to good faith negotiations as to reasonable revisions every two (2) years and shall be mutually agreed upon between the Rights Agent, BAM and the Company.